UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SPECTRUM BRANDS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Spectrum Brands

WE MAKE LIVING **BETTER** AT HOME™

SPECTRUM BRANDS HOLDINGS, INC.

2025 PROXY STATEMENT

3001 Deming Way, Middleton, WI 53562
June 24, 2025
To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc., (the "Annual Meeting") to be held on August 5, 2025, at 9:30 a.m., Central Time, at the Middleton, WI office of Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.
At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement (the "Proxy Statement"). We will also consider any additional business that may be properly brought before the Annual Meeting.
If you wish to attend the Annual Meeting in person, you must reserve your seat by July 18, 2025 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (608) 278-6207 or our proxy solicitor, Okapi Partners LLC, toll-free, at (877) 796-5274. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.
Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card and notice of internet availability of proxy materials. Please read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.
We appreciate your ongoing support of Spectrum Brands Holdings, Inc.
Sincerely,
David M. Maura
Chief Executive Officer and Chairman of the Board

3001 Deming Way, Middleton, WI 53562
Notice of Annual Meeting of Stockholders to Be Held on August 5, 2025

June 24, 2025
To Our Stockholders:
We will hold the Annual Meeting of Stockholders (the “Annual Meeting”) of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company,” “Spectrum Brands,” “we,” “us” or “our”), on August 5, 2025 at 9:30 a.m., Central Time, at the Middleton, WI office of Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562. We may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.
THE PURPOSES OF THE ANNUAL MEETING ARE TO:

1	elect the director nominees named in this proxy statement (the "Proxy Statement") to the Board of directors;
2	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025; and
3	approve, on an advisory basis, the compensation of the Company’s named executive officers.
Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3. These proposals are described in the attached Proxy Statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
If you wish to attend the Annual Meeting in person, you must reserve your seat by July 18, 2025 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
Our Board of Directors has set the close of business on June 17, 2025 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and will also be available for twenty days prior to the Annual Meeting, during normal business hours, at the Middleton, WI office of the Company, located at 3001 Deming Way, Middleton, WI 53562.
The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

3001 Deming Way, Middleton, WI 53562
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide shareholders with the information they need, while at the same time lowering the cost of delivery. On or about June 24, 2025, we will commence sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the Securities and Exchange Commission on November 15, 2024, and Amendment No. 1 thereto, as filed with the SEC on January 27, 2025. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.
By Order of the Board of Directors,

/s/ Ehsan Zargar
Ehsan Zargar Executive Vice President, General Counsel, and Corporate Secretary

Proxy Statement for the 2025 Annual Meeting of Stockholders

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.
MEETING DETAILS

Date and Time:	Location:	Record Date:	Proxy Mail Date:
August 5, 2025 at 9:30 a.m., Central Time	Middleton, WI office: 3001 Deming Way, Middleton, WI 53561	June 17, 2025	On or about June 24, 2025

HOW TO VOTE

By Internet:	By Phone:	By Mail:	In Person:
If you received the Notice, follow the instructions in the Notice. If you received a printed copy of this Proxy Statement, log on to: www.proxyvote.com. Follow the on-screen instructions available 24 hours a day, 7 days a week	Call 1-800-690-6903. Follow the recorded instructions available 24 hours a day, 7 days a week	Vote, sign and date your Proxy Card and return in the postage-paid envelope	Attend the Annual Meeting at 3001 Deming Way, Middleton, WI 53561

Voting:
Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission:
Admission to the 2025 Annual Meeting of Stockholders is limited to shareholders as of the Record Date or their duly appointed proxies. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.
2025 ANNUAL MEETING AGENDA AND VOTE RECOMMENDATIONS

Matter	Board Vote Recommendation

Proposal 1	Election of Directors	✓	FOR
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	✓	FOR
Proposal 3	Advisory Vote on Executive Compensation	✓	FOR

Spectrum Brands Holdings, Inc.	1	2025 Proxy Statement

General Information About the Proxy Statement and Annual Meeting

WHY AM I RECEIVING THESE MATERIALS?
This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card are being furnished to the stockholders of the Company by the Board of Directors (the “Board”) to solicit your proxy to vote at the 2025 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on August 5, 2025, at 9:30 a.m., Central Time, at the Middleton, WI office of the Company, 3001 Deming Way, Middleton, WI 53561. The Board may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.
This Proxy Statement summarizes the information that holders of our shares need in order to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our common stock, par value $0.01 (the “Common Stock”), and “stockholder” means a holder of our Common Stock.
We are furnishing proxy materials to our shareholders via the Internet by mailing the Notice, instead of mailing or emailing copies of those materials. The Notice directs shareholders to a website where they can access our proxy materials, including this Proxy Statement and our 2024 Annual Report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
We will begin mailing the Notice on or about June 24, 2025. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 4:00 p.m., Central Time, on August 4, 2025 if given by mail, or by 10:59 p.m., Central Time, on August 4, 2025 if submitted by telephone or over the Internet.
We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on June 17, 2025 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon three proposals to:

1	elect each of Sherianne James, Leslie L. Campbell, Joan Chow, Hugh R. Rovit, Gautam Patel, David M. Maura and Terry L. Polistina to the Board of Directors;
2	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 (“Fiscal 2025”); and
3	approve, on an advisory basis, the compensation of the Company’s named executive officers.
You may also be asked to consider and vote to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Spectrum Brands Holdings, Inc.	2	2025 Proxy Statement

WHO ARE THE NOMINEES FOR ELECTION AND WHAT WOULD BE THE SIZE AND COMPOSITION OF THE BOARD AND ITS STANDING COMMITTEES FOLLOWING THEIR ELECTION?
At this Annual Meeting, the nominees for election are Mses. James and Chow, and Messrs. Campbell, Rovit, Patel, Maura and Polistina. See “Directors, Executive Officers and Corporate Governance” for our nominees’ biographical information. If Proposal 1 (election of directors) is approved, the Board will consist of seven directors and will not have any vacancies.
As of the date hereof, Mses. James and Chow, and Messrs. Campbell, Rovit, Patel and Polistina are “independent” directors under the applicable SEC rules, the New York Stock Exchange (the “NYSE”) Listed Company Manual and other rules (together, the “NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Patel (Chair), Campbell and Rovit and Ms. Chow. Each of Messrs. Patel, Campbell and Rovit and Ms. Chow qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Polistina (Chair) and Patel and Ms. James. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Ms. James (Chair) and Messrs. Polistina and Rovit.
WHAT DOES OUR BOARD RECOMMEND?

Our Board recommends that you vote “FOR” the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

WHO CAN VOTE?
Our Board has fixed the close of business on June 17, 2025 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 24,534,650 shares of Common Stock, which was held by approximately 1,028 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.
CAN I OBTAIN A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?
For at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our Middleton, WI office, 3001 Deming Way, Middleton, WI 53562, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.
WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN “STREET NAME”?
Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC. The Notice was sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.
Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” The Notice was forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

Spectrum Brands Holdings, Inc.	3	2025 Proxy Statement

HOW DO I ATTEND THE ANNUAL MEETING, AND DO I NEED TO DO ANYTHING IN ADVANCE TO ATTEND?
All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at investorrelations@spectrumbrands.com by no later than July 18, 2025 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 7:30 a.m., Central Time and the Annual Meeting will begin at 9:30 a.m., Central Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.
IF I AM A STOCKHOLDER OF RECORD, HOW DO I VOTE AND WHAT ARE THE VOTING DEADLINES?
Stockholders of record.
If you are a stockholder of record, there are several ways for you to vote your shares:
•By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 4:00 p.m., Central Time, on August 4, 2025 to be voted at the Annual Meeting.
•By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card or Notice. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 10:59 p.m., Central Time, on August 4, 2025 to be voted at the Annual Meeting.
•In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.
Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting, and do I need to do anything in advance to attend?”
I HOLD MY SHARES IN “STREET NAME,” HOW DO I VOTE AND WHAT ARE THE VOTING DEADLINES?
If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:
•signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 4:00 p.m., Central Time, on August 4, 2025 will be counted;
•submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., on August 4, 2025 will be counted;

Spectrum Brands Holdings, Inc.	4	2025 Proxy Statement

•attending the Annual Meeting in person and voting again; or
•delivering a written revocation to Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., One Rider Trail Plaza Drive, Suite 300, Earth City, MO 63045, no later than 4:00 p.m., Central Time, on August 4, 2025.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.
WHAT IS A “QUORUM”?
We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.
What if I do not give specific instructions?
Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is referred to as a “broker non-vote.”
Which ballot measures are “routine” or “non-routine”?
Proposal 1 (election of directors) and Proposal 3 (the approval, on an advisory basis, of the compensation of the Company’s named executive officers) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on a non-routine matter. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these matters, no votes will be cast on your behalf.
Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2025) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this matter.
WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?
Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy.
We have adopted a majority voting policy for the election of directors, which is in line with current corporate governance best practices. Pursuant to this voting policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” This voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” their election, they must (within five business days following the final certification of the related election results) offer to tender their written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be publicly disclosed.

Spectrum Brands Holdings, Inc.	5	2025 Proxy Statement

In the case of contested elections, the required voting standard to be elected as a director will be a plurality voting standard. Under such plurality voting standard, the nominees receiving the most votes “for” their election at a meeting of stockholders at which a quorum is present would be elected to our Board (despite the amount of “against” or “withhold” votes, abstentions or broker non-votes with respect to any nominee).
The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required to ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2025 (Proposal 2) and to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3).
HOW ARE BROKER “NON-VOTES” AND ABSTENTIONS TREATED?
Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.
Abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) because this proposal is determined by a majority of the votes cast in the event of an uncontested election and a plurality vote in the case of a contested election and (ii) have the effect of a vote against each of Proposal 2 (ratification of KPMG’s appointment as auditor) and Proposal 3 (advisory vote on executive compensation) because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.
Broker “non-votes”: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) because broker “non-votes” are not considered to be shares entitled to vote at the Annual Meeting and (ii) are not expected for Proposal 2 (ratification of KPMG’s appointment as auditor) because such proposal is considered routine under applicable rules and a broker or other nominee generally may vote on routine matters.
WHO WILL COUNT THE VOTES AND SERVE AS THE INSPECTOR OF ELECTION?
The Company expects to engage American Election Services, LLC as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event American Election Services, LLC is not engaged, one or more persons appointed by the Company will serve as the inspector of election.
WHO IS MAKING AND PAYING FOR THIS PROXY SOLICITATION?
This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Okapi Partners LLC (“Okapi Partners”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $25,000.00, excluding out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.
WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS?
We currently expect to hold our 2025 Annual Meeting of Stockholders in August 2025. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a stockholder’s proposal to be considered timely for inclusion in our Proxy Statement and form of proxy relating to the 2025 Annual Meeting of Stockholders, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. However, if the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.

Spectrum Brands Holdings, Inc.	6	2025 Proxy Statement

For a stockholder’s proposal to be considered timely under our Third Restated By-Laws (our “By-Laws”) (and subject to all of the provisions fully set forth therein) for consideration at our 2025 Annual Meeting of Stockholders (without inclusion in the Proxy Statement for such meeting pursuant to Rule 14a-8), it generally must be received no later than the close of business on the 90th day (and no earlier than the close of business on the 120th day) prior to the first anniversary of this year’s Annual Meeting. However, if the date of the 2025 Annual Meeting of Stockholders is more than 30 days before (or more than 60 days after) the first anniversary of this year’s Annual Meeting, then notice by the stockholder must be received: (i) no earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Stockholders; and (ii) no later than the close of business on the later of: (a) the 90th day prior to such meeting and (b) the 10th day following the day on which we publicly announce the meeting date.
In addition to satisfying the foregoing notice requirements under our By-Laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
WHERE CAN I FIND VOTING RESULTS?
We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.spectrumbrands.com.
WHAT IS OUR POLICY WITH RESPECT TO THE ATTENDANCE OF OUR DIRECTORS AT BOARD AND STANDING COMMITTEE MEETINGS AND ANNUAL MEETINGS OF STOCKHOLDERS?
The Board held four meetings and acted by unanimous written consent on three occasions during Fiscal 2024. Our Audit Committee held four meetings during Fiscal 2024. Our Compensation Committee held six meetings during Fiscal 2024. Our NCG Committee held five meetings during Fiscal 2024. The Board and the directors recognize the importance of director attendance at Board and committee meetings. During Fiscal 2024, all of our directors attended 100% of the meetings of the Board and committees on which they served. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we encourage all of our directors to attend. All of our directors attended the 2024 Annual Meeting of Stockholders.
HOW CAN STOCKHOLDERS COMMUNICATE WITH OUR BOARD?
Stockholders may communicate with our Board by writing to the Board of Directors, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562. Please see the additional information in the section captioned “Communications with our Board.”
I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW CAN I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?
The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact our proxy solicitor using the following contact information:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Banks and Brokers Call Collect: (212) 297-0720
All Others Call Toll Free: (877) 796-5274
Email: info@okapipartners.com
In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.spectrumbrands.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2024 Annual Report (but such material is not incorporated by reference into our proxy materials).

Spectrum Brands Holdings, Inc.	7	2025 Proxy Statement

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.
WHAT IS THE RECENT CORPORATE HISTORY OF THE COMPANY? HOW HAVE THE COMPANY’S STRATEGY, OPERATIONS AND CORPORATE AND COMPENSATION POLICIES EVOLVED?
Over the past several years, we have streamlined our business holdings and now focus on our core areas of expertise. Prior to 2018, we owned six business units, which consisted of our Global Battery and Lighting business, our Global Auto Care business, our Hardware and Home Improvement business ("HHI"), our Home and Personal Care business ("HPC"), our Home and Garden business ("H&G") and our Global Pet Care business ("GPC"). Following a careful review of our strategy, we determined to take a number of strategic actions and have achieved the following important outcomes:
•We sold our Global Battery and Lighting business in January 2019 for $2 billion, prior to purchase price and other adjustments;
•We sold our Global Auto Care business in January 2019 for $1.2 billion, consisting of $938.7 million in cash proceeds and $242.1 million in stock of the purchaser;
•We sold our HHI business in June 2023 to ASSA ABLOY for $4.3 billion, prior to purchase price and other adjustments;
•We bolstered our GPC, H&G and HPC businesses through a number of acquisitions;
•We have significantly improved our operations and reduced our inventory levels, resulting in decreased warehousing costs and a more nimble supply chain; and
•Despite the unforeseen delay and challenges caused by the recent tariff disputes, we remain committed to our strategic goal of becoming a faster growing, higher margin Company by separating or disposing of our HPC business and transitioning our remaining Company to a pure play GPC and H&G company.
As a result of these strategic actions, we have reduced the business holdings of our Company from six to three and, as discussed above, when the macro economic situation stabilizes, further intend to reduce our business holdings to two to become a pure play GPC and H&G company, which we then intend to bolster in size and footprint through increased organic growth and future acquisitions.
Restructuring, Operational Efficiencies & Our Teams
In connection with the reduction of our business holdings, we have engaged in numerous restructurings and other initiatives to reduce our overall business footprint, eliminate costs, reduce operational complexity, minimize our held inventory, and invest in growth initiatives. In connection with these efforts, we also significantly reduced our headcount.
We also downsized our senior executive team through the elimination of our Chief Operating Officer and our Chief Human Resources Officer positions and, when one of our Board Members resigned, instead of filling the vacancy we reduced the size of our Board to seven directors, six of which are independent. In light of the macroeconomic challenges and our cost reduction activities, during Fiscal 2025 we have not added, and do not expect to add, any additional members to our Board or our senior executives comprising our named executive officers.
WHERE ARE THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES LOCATED AND WHAT IS THE COMPANY’S MAIN TELEPHONE NUMBER?
Our principal executive offices are located at 3001 Deming Way, Middleton, WI 53562. You may contact our Investor Relations Department by phone at (608) 278-6207 or by email at investorrelations@spectrumbrands.com.

Spectrum Brands Holdings, Inc.	8	2025 Proxy Statement

WHO CAN HELP ANSWER MY QUESTIONS?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor: Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. Banks and Brokers Call Collect: (212) 297-0720. All Others Call Toll Free: (877) 796-5274. Email: info@okapipartners.com.

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Directors, Executive Officers and Corporate Governance

OUR BOARD OF DIRECTORS
In accordance with our By-Laws and our Amended and Restated Certificate of Incorporation (our “Charter”), our Board currently consists of seven members. In August 2021, at our annual stockholders’ meeting, our stockholders approved an amendment to our Charter to declassify our Board. The declassification process was completed as of our 2024 annual stockholders meeting. Beginning with the Annual Meeting, all directors will stand for election for one-year terms.
Our NCG Committee considers and chooses nominees for our Board with the primary goal of presenting a well-qualified slate of candidates who will serve the interests of our Company and our stockholders, taking into account the attributes of each candidate’s mix of professional skill sets and backgrounds. In evaluating nominees, our NCG Committee reviews each candidate’s attributes and assesses each candidate’s independence, skills, experience, background, and expertise based upon a number of factors. We seek directors with the highest professional and personal ethics, integrity and character who have experience at the governance and policy-making level in their respective fields and are able to bring their unique perspectives to the Board. Our NCG Committee reviews the professional background of each candidate to determine whether each candidate has the appropriate experience and ability to effectively make important decisions as a member on our Board. Our NCG Committee also determines whether a candidate’s skills and experience complement and enhance the collective skills and experience of our existing Board members.
In furtherance of our robust stockholder outreach and commitment to consider stockholder feedback, our NCG Committee and our investor relations and management teams carefully consider any potential nominees for our Board recommended by our stockholders. Any such recommendations can be mailed to: c/o Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

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Director Skills and Experiences
Our directors collectively represent a robust and diverse set of skills and experience, which we believe positions our Board and its committees well to effectively oversee the execution of our business strategy and to advance the interests of the Company and its stakeholders. The following table summarizes some of the key categories of skills and experience of our current directors:

Directors

Skills & Experience	Sherianne James	Leslie L. Campbell	Joan Chow	Hugh R. Rovit	Gautam Patel	David M. Maura	Terry L. Polistina

Accounting/Auditing		•	•	•	•	•	•
Business Operations	•	•	•	•	•	•	•
Consumer Products	•	•	•	•		•	•
Corporate Governance	•		•	•	•	•	•
Ethics/Corporate Social Responsibility	•	•	•	•	•	•	•
Executive Leadership & Management	•	•	•	•		•	•
Human Resources & Compensation			•	•	•	•	•
International Business Experience	•	•	•	•	•	•	•
Marketing/Sales or Brand Management	•	•	•	•		•	•
Mergers & Acquisitions	•	•	•	•	•	•	•
Public Company Board Experience	•	•	•	•	•	•	•
Public Company Executive Experience	•		•	•		•	•
Corporate Strategy & Business Development	•	•	•	•	•	•	•
Finance/Capital Management & Allocation		•		•	•	•	•
Our Directors Consist of Diverse Individuals with Diverse Experiences
As discussed in more detail below, we have developed a Board Diversity Policy, setting out the basic principles for promoting the appropriate mix of skills, experience, and perspectives necessary to enhance the effectiveness of the Board and to maintain the highest standards of corporate governance. Pursuant to this policy, the selection of Board candidates is based on a range of perspectives with reference to the Company’s business model and specific needs, including, but not limited to, talents, skills and expertise, industry experience, professional experience, unique personal experience and background, educational background and other similar characteristics.

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As outlined further below, we are proud to have the benefit of a skilled and multifaceted Board. We have steadily advanced this objective by appointing to our Board a number of candidates who are from a diverse background. As discussed further on pages 8 and 32 of this report, we have taken a number of significant strategic transactions and reduced the business holdings of our Company from six to three and further intend on reducing our business holdings to two to become a pure play Global Pet Care and Home & Garden company. Alongside these business reductions, we have reduced the size of our employee base and our senior executive team. We also reduced the size of our Board from nine to seven directors, six of which are independent, instead of filling the vacancies. In light of the macroeconomic challenges and our cost reduction activities, during Fiscal 2025 we have not, and do not expect to, add any additional members to our Board or our senior executives comprising our named executive officers.
Racial/National Origin Diversity
Set forth below is a representation of race/national origin and gender diversity of our Board. For this specific information for each of our Board Members, please see "Director Biographies" elsewhere in this Proxy Statement.
Gender Diversity

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Board & Committee Composition
The names of our seven current directors and their respective ages, Board tenures and committee memberships are each set forth in the following table:

			Committee Membership [2]

Name	Age	Tenure[1]	A	C	NCG

Sherianne James Independent Director	56	2018		○	●
Leslie L. Campbell Independent Director	65	2021	○
Joan Chow Independent Director	64	2021	○
Hugh R. Rovit Independent Director	64	2018	○		○
Gautam Patel Independent Director	53	2020	●	○
David M. Maura Executive Chairman	52	2018
Terry L. Polistina Lead Independent Director	61	2018		●	○
1.Tenure represents service on the Board following the HRG Merger.
2.Committee membership: A = Audit Committee; C = Compensation Committee; NCG = NCG Committee; ● indicates committee Chair; ○ indicates committee member. Solid circles indicate Committee Chairs.

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Director Biographies
Set forth below are biographies for each of our directors, accompanied by descriptions of some of their key skills and experiences. The absence of any given category of key skills or experiences from the list preceding a director’s biography does not necessarily signify a lack of qualification in any such category.

Sherianne James
Sherianne James was appointed to our Board in October 2018. Since January 2025, Ms. James has served as the Chief Marketing Officer at Heartland Dental. From August 2017 to January 2025, she served as the Chief Marketing Officer of Essilor of America, as well as the SVP of Customer Engagement since March 2020 and previously was Vice President, Consumer Marketing since July 2016. From February 2011 to July 2016, she held positions of increasing responsibility in marketing and operations for Transitions Optical, a division of Essilor of America, culminating in her role as Vice President of Transitions Optical from April 2014 to July 2016. From July 2005 through December 2010, Ms. James was Senior Marketing Manager for Russell Hobbs/Applica. She previously held a number of key project manager, research manager and brand manager positions with Kraft Foods, Inc. and, later, Kraft/Nabisco Foods from June 1995 to June 2005. Ms. James earned a B.S. degree in chemical engineering from the University of Florida in 1994 and an MBA from Northwestern University’s Kellogg Graduate School of Management in 2002.

Independent Director since: October 2018 Age: 56 Background: Female, African American Assignments/Committees: NCG Committee (Chair), Compensation Committee

Ms. James currently serves as Chair of our NCG Committee and is a member of our Compensation Committee. See table on page 11 for Ms. James’ key skills and experiences.

Leslie L. Campbell
Leslie L. Campbell was appointed to our Board in April 2021. Since 2015, Mr. Campbell has been the owner and Chief Executive Officer of Campbell & Associates LLC, a product development and engineering company. From 2013 to 2015, he served as Executive Vice President at AAMP Global, a vehicle technology company where he was responsible for engineering, research and development, new product development and operations. From 2002 to 2013, Mr. Campbell served in various senior roles of increasing responsibility in the engineering department for Applica Consumer Products, including serving the last six years of his tenure as Vice President of Engineering Quality and Regulatory where he was responsible for the design and development of new products and the maintenance of existing core product lines. From 1999 to 2002, Mr. Campbell served as Chief Engineer for B/E Aerospace where he was responsible for the design and development of galley products for commercial airlines. From 1995 to 1999, Mr. Campbell served as a Senior Research Engineer for Baker Hughes. From 1990 to 1995, he served as Senior Engineer at the Johnson Space Center (NASA) and from 1989 to 1990 he was a Senior Engineer at General Electric - Aerospace Division. Mr. Campbell received an undergraduate degree in engineering from the University of Florida.

Independent Director since: April 2021 Age: 65 Background: Male, African American Assignments/Committees: Audit Committee

Mr. Campbell currently serves as a member of our Audit Committee. See table on page 11 for Mr. Campbell’s key skills and experiences.

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Joan Chow
Joan Chow was appointed to our Board in April 2021. From February 2016 until October 2021, Ms. Chow served as Chief Marketing Officer of the Greater Chicago Food Depository. From 2007 to August 2015, Ms. Chow was the Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc. ConAgra Foods, now known as Conagra Brands, is one of North America’s leading packaged food companies. Prior to joining ConAgra in 2007, Ms. Chow was employed for nine years with Sears Holdings Corporation in various marketing positions of increasing responsibility, having served as Senior Vice President/Chief Marketing Officer of Sears Retail immediately prior to taking the position with ConAgra. Prior to that, she served in executive positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow is a director at Energy Recovery, Inc., where she is on the Audit Committee and chairs the Compensation Committee, and is a director at High Liner Foods, where she chairs the Audit Committee. She has previously served as Chair of the Compensation Committee and a member of the Governance Committee at Welbilt Inc., and as a director of The Manitowoc Company, RC2 Corporation and Feeding America. Ms. Chow has extensive leadership experience in retail and consumer packaged goods marketing, advertising, branding, consumer insights, and digital/social marketing and human resources matters. Ms. Chow has an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. with distinction from Cornell University.

Independent Director since: April 2021 Age: 64 Background: Female, Asian / East Asian Assignments/Committees: Audit Committee

Ms. Chow currently serves as a member of our Audit Committee. See table on page 11 for Ms. Chow’s key skills and experiences.

Hugh R. Rovit
Hugh R. Rovit was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Rovit served as one of the directors of Spectrum Brands Legacy, Inc. (“SPB Legacy”), our predecessor company. Prior to that time, he served as a director of Spectrum Brands, Inc. (“SBI”) from August 2009 to June 2010. Mr. Rovit is currently Chief Executive Officer of Pegasus Home Fashions, a leading manufacturer of bed pillows and utility bedding products. Mr. Rovit previously served as Chief Executive Officer of MISSION, a leader in cooling and heat-relief solutions from May 2022 to October 2023 as well as Chief Executive Officer of S’well, Inc., a global manufacturer and marketer of reusable stainless-steel bottles and accessories from February 2020 until its sale to a strategic competitor in March 2022. Prior to that time, Mr. Rovit served as Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers offering curtains, bedding, throws, and specialty products, from May 2013 until its sale in September 2018 to a strategic competitor. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit, Inc., a marketer and distributor of home furnishing products from 2006 until its sale to a strategic competitor in December 2012 and was a Principal at turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills. Inc., a manufacturer and distributor of men's and women's hosiery. from 1991 through 1998. Mr. Rovit is also a director of GSC Technologies, Inc. and previously served as a director of PlayPower Inc., Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd., Cosmetic Essence, Inc., Xpress Retail and Twin Star International. Mr. Rovit received his B.A. degree from Dartmouth College and has an MBA from Harvard Business School.

Independent Director since: July 2018 Age: 64 Background: Male, Caucasian Assignments/Committees: Audit Committee, NCG Committee

Mr. Rovit is a member of our Audit Committee and NCG Committee. See table on page 11 for Mr. Rovit's key skills and experiences.

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Gautam Patel
Gautam Patel was appointed to our Board in October 2020. Mr. Patel has served as Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, Mr. Patel has led a team of investment professionals to identify, evaluate and execute principal control equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on mergers and acquisitions as well as high-yield and equity financings. Mr. Patel is currently a Board Member of Amneal Pharmaceuticals (NYSE: AMRX). Mr. Patel also serves on the board of Casita Maria Center for Arts and Education, a New York-based nonprofit organization which aims to empower children through arts-based education. Mr. Patel received a B.A. from Claremont McKenna College, a B.S. from Harvey Mudd College, an MSc from the London School of Economics and an MBA from the University of Chicago.

Independent Director since: October 2020 Age: 53 Background: Male, Asian / South Asian Assignments/Committees: Audit Committee (Chair), Compensation Committee

Mr. Patel currently serves as Chair of our Audit Committee and as a member of our Compensation Committee. See table on page 11 for Mr. Patel’s key skills and experiences.

Terry L. Polistina
Terry L. Polistina was appointed to our Board in July 2018. Since July 2018, Mr. Polistina has served as the Lead Independent Director of the Board. From June 2010 until July 2018, Mr. Polistina served as one of the directors of SPB Legacy. Prior to that, he served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as the President, Small Appliances of SPB Legacy beginning in June 2010 and became President – Global Appliances of SPB Legacy in October 2010 until September 2013. Prior to that, Mr. Polistina served as the Chief Executive Officer and President of Russell Hobbs from 2007 until 2010. Mr. Polistina served as Chief Operating Officer at Applica from 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica combined with Russell Hobbs. Mr. Polistina previously served as a director of privately held Entic, Inc. Mr. Polistina is currently Chief Financial Officer and a director of VYVVE, LLC, a skincare company, which positions he has held since September 2024. VYVVE, LLC filed a bankruptcy petition in the U.S. Bankruptcy Court for the Southern District of Florida on April 7, 2025. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds an MBA from the University of Miami.

Independent Director since: July 2018 Age: 61 Background: Male, Caucasian Assignments/Committees: Lead Independent Director, Compensation Committee (Chair), NCG Committee

Mr. Polistina is the Chair of our Compensation Committee, is a member of our NCG Committee and serves as the Lead Independent Director of the Board. See table on page 11 for Mr. Polistina's key skills and experiences.

See “Our Executive Officers” below for certain information regarding David M. Maura, our only director-employee.

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OUR EXECUTIVE OFFICERS
Our executive officers serve at the discretion of our Board. Our Board selected each of our executive officers because their professional background provides each executive with the experience and skill set geared toward helping us succeed in our business strategy. Our management team is composed of experienced executives from diverse backgrounds who focus on the performance of our Company to drive long-term outcomes.
Included in the discussion below is information regarding our executive officers who do not serve as directors of our Company.

David M. Maura
David M. Maura was appointed our Executive Chairman and our Chief Executive Officer in July 2018. Previously, he had served as the Executive Chairman, effective as of January 2016, and as Chief Executive Officer, effective as of April 2018, of SPB Legacy. Prior to such appointment, Mr. Maura served as non-executive Chairman of the board of directors of SPB Legacy since July 2011 and served as interim Chairman and as one of the directors of SPB Legacy since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG Group from October 2011 until November 2016 and had been a member of HRG Group’s board of directors from May 2011 until December 2017. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital Partners LLC from 2006 until 2012. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, Inc., where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Previously, Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst.
Mr. Maura served as Chairman, President and Chief Executive Officer of Mosaic Acquisition Corp. (“Mosaic”) from October 2017 to January 2020, and served as outside director of Vivint Smart Home, Inc. (Mosaic’s successor) from January 2020 until March 2020. He previously served on the boards of directors of Ferrous Resources, Ltd., Russell Hobbs and Applica.

Chief Executive Officer and Chairman of the Board of Directors: (July 2018 to Present) Age: 52 Background: Male, Caucasian

Mr. Maura received a B.S. degree in business administration from Stetson University and is a CFA charter holder. See table on page 11 for Mr. Maura’s key skills and experiences.

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Jeremy W. Smeltser
Jeremy W. Smeltser was appointed our Executive Vice President on October 1, 2019 and was appointed our Chief Financial Officer on November 17, 2019. He previously served as Vice President and Chief Financial Officer of SPX Flow, Inc. (“SPX Flow”). Prior to his role at SPX Flow, he served as Vice President and Chief Financial Officer of SPX Corporation, where he served in various roles, including as Vice President and Chief Financial Officer, Flow Technology and became an officer of SPX Corporation in April 2009. Mr. Smeltser joined SPX Corporation in 2002 from Ernst & Young LLP, where he was an audit manager in Tampa, Florida. Prior to that, he held various positions with Arthur Andersen LLP in Tampa, Florida and Chicago, Illinois, focused primarily on assurance services for global manufacturing clients.

Executive Vice President, Chief Financial Officer: (November 2019 to Present) Age: 50 Background: Male, Caucasian

Mr. Smeltser earned a B.S. degree in accounting from Northern Illinois University.

Ehsan Zargar
Ehsan Zargar was appointed our Executive Vice President, General Counsel and Corporate Secretary on October 1, 2018. Mr. Zargar is responsible for the Company’s legal, environmental, social and governance, health and safety, insurance and real estate functions. In addition, Mr. Zargar takes a leading role in negotiating and implementing the Company’s M&A, capital markets and other strategic activities. Previously, Mr. Zargar also led the Company’s executive compensation program. From June 2011 until July 2018, Mr. Zargar held a number of increasingly senior positions with HRG Group, a publicly-listed acquisition company, including serving as its Executive Vice President and Chief Operating Officer from January 2017 until July 2018, as its General Counsel since April 2015 and as Corporate Secretary since February 2012. During his time at HRG Group, Mr. Zargar took a leading role in setting, negotiating and implementing HRG Group’s M&A, capital markets and other strategic activities. Mr. Zargar has extensive experience serving on private and public boards and committees of portfolio companies, including setting and overseeing senior management compensation programs. From August 2017 until July 2018, Mr. Zargar served as a director of SPB Legacy. From November 2006 to June 2011, Mr. Zargar worked in the New York office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Previously, Mr. Zargar practiced law at another major law firm focusing on general corporate matters.

Executive Vice President, General Counsel & Corporate Secretary: (October 2018 to Present) Age: 48 Background: Male, Asian / Middle Eastern

Mr. Zargar received a law degree from Faculty of Law at the University of Toronto and a B.A. from the University of Toronto.

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CORPORATE GOVERNANCE
The following table provides an overview of our corporate governance practices:

Our Practices

✓	Board and executive team with diverse skills, experience, and perspectives	✓	Majority of the Board composed of independent directors

✓	Global Code of Business Conduct and Ethics	✓	All committees composed entirely of independent directors

✓	Supplier Code of Conduct	✓	Fully declassified Board as of August 2024

✓	Majority voting and a director resignation policy	✓	Related person transactions policy

✓	Global Environmental, Social and Governance Policy	✓	Anti-hedging policy

✓	Global Energy and Greenhouse Gas Policy	✓	Anti-pledging policy

✓	Environmental Policy	✓	Robust clawback policy

✓	Human Rights Policy	✓	All members of the Audit Committee are financial experts

✓	Stock ownership guidelines	✓	All members of the Compensation Committee are independent

✓	Annual individual director, Board, and committee assessments	✓	Independent compensation consultant

✓	Year-round shareholder engagement	✓	Annual succession planning

✓	Independent lead director

BOARD STRUCTURE
Lead Independent Director
Mr. Polistina was appointed to our Board, and as our Lead Independent Director in July 2018. In his capacity as our Lead Independent Director, Mr. Polistina:
•Presides at all meetings of the Board at which the Chairman of the Board is not present.
•Presides at all executive sessions of the independent members of the Board and has the authority to call meetings of the independent members of the Board.
•Serves as liaison between the management and the independent members of the Board and provides our Chief Executive Officer (“CEO”) and other members of management with feedback from executive sessions of the independent members of the Board.
•Reviews and approves the information to be provided to the Board.
•Reviews and approves meeting agendas and coordinates with management to develop such agendas.
•Approves meeting schedules to assure there is sufficient time for discussion of all agenda items.
•If requested by major shareholders, ensures that he is available for consultation and direct communication.

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•Interviews, along with the Chair of our NGC Committee, Board and senior management candidates and makes recommendations with respect to Board candidates and hiring of senior management.
•Consults with other members of our Compensation Committee with respect to the performance review of our CEO and other member of our senior management team.
•Performs such other functions and responsibilities as requested by the Board from time to time.
Mr. Maura serves as our Executive Chairman and our CEO. Given Mr. Maura’s broad experience in mergers and acquisitions, the consumer products and retail sectors and finance and investments, our Board believes that it is in the best interest of the Company for Mr. Maura to concurrently serve as our Executive Chairman and CEO.
Director Independence
In accordance with the NYSE Rules and our Corporate Governance Guidelines, a majority of our Board is required to be composed of independent directors. All of our directors, except for David Maura (our Chairman and CEO), qualify as independent directors. More specifically, our Board has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Leslie L. Campbell, Joan Chow, Sherianne James, Terry L. Polistina, Hugh R. Rovit and Gautam Patel. Our Board has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Rules to assist it in making determinations of independence. Our Board has determined that the directors referred to above currently meet these standards and qualify as independent.
Meetings of Independent Directors
The Company generally holds executive sessions at each Board and committee meeting. In his capacity as our Lead Independent Director, Mr. Polistina presides over executive sessions of the entire Board, and the Chair of each committee presides over the executive sessions of that committee.
Committees Established by Our Board of Directors
Our Board has designated three principal standing committees: our Audit Committee, our Compensation Committee and our NCG Committee, each of which has a written charter addressing each such committee’s purpose and responsibilities and include such duties that the Board may designate, from time to time. Our Board, directly or through one or more of its committees, provides oversight on our management’s efforts to promote corporate social responsibility and sustainability, including efforts to advance initiatives regarding the environment, human rights, labor, health and safety and other matters. Each such committee is composed entirely of independent directors.
Audit Committee
Our Audit Committee has been established in accordance with Section 303A.06 of the NYSE Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of our Audit Committee are described in further detail in the Charter of the Audit Committee, as adopted by our Board in February 2024, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.”
The current members of our Audit Committee are Gautam Patel (Chair), Joan Chow, Leslie L. Campbell and Hugh R. Rovit. Our Board has determined that all members of our Audit Committee qualify as “audit committee financial experts” as defined in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Our Board has determined that all members of our Audit Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

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Compensation Committee
Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans, (ii) evaluating and approving the performance of our Executive Chairman and CEO and other executive officers in light of those goals and objectives and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of our Compensation Committee are described in further detail in the Charter of the Compensation Committee, as adopted by our Board in February 2024, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.”
The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James and Gautam Patel. Our Board has determined that all members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.
NCG Committee
Our NCG Committee is responsible for (i) identifying and recommending to our Board individuals qualified to serve as our directors and on our committees of our Board, (ii) advising our Board with respect to board composition, procedures and committees, (iii) developing and recommending to our Board a set of corporate governance principles applicable to the Company and (iv) overseeing the evaluation process of our Board, the committees of the Board, the individual directors and our Executive Chairman and CEO. The responsibilities and authority of our NCG Committee are described in further detail in the Charter of the NCG Committee, as adopted by our Board in February 2024, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.”
The current members of our NCG Committee are Sherianne James (Chair), Terry L. Polistina and Hugh R. Rovit. Our Board has determined that all members of our NCG Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.
Board and Committee Activities
During Fiscal 2024, our Board held four meetings and acted by unanimous written consent on three occasions. Our Audit Committee held four meetings during Fiscal 2024. Our Compensation Committee held six meetings during Fiscal 2024. Our NCG Committee held five meetings during Fiscal 2024.
During Fiscal 2024, all of our directors attended 100% of the meetings of the Board and committees on which they served.
OUR PRACTICES AND POLICIES
Since 2018, we have created and updated our practices and policies to incorporate new regulatory requirements and industry best practices. These practices and policies, which are set forth immediately below, guide our corporate governance and ethical practices. To ensure our practices and policies are compliant, we regularly review and, if appropriate, update them with the assistance and guidance of experienced internal and external legal counsel.
Corporate Governance Guidelines and Code of Ethics and Business Conduct
Our Board has adopted our Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision-making, both at our Board and management level, with a view to enhancing stockholder value over the long term. Our Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection and evaluation of our CEO. In addition, pursuant to these guidelines, our Board has formalized a process by which our directors are assessed annually by our NCG Committee. The assessment includes a peer review process and evaluates the Board as a whole, the committees of the Board and the individual directors. In carrying out this assessment, we may retain an external evaluator to assist our Board and NCG Committee at least every three years. Our Board has adopted a Code of Business Conduct and Ethics Policy for directors, officers and employees and a Code of Ethics for the Principal Executive and Senior Financial Officers to provide guidance to our CEO, Chief Financial Officer (“CFO”), principal accounting officer or controller and our business segment chief financial officers or persons performing similar functions.

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Majority Voting and Director Resignation Policy
Our Board has adopted a majority voting policy for the election of directors. Pursuant to this policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.”
The policy also provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” their election, they must (within five business days following the final certification of the related election results) offer to tender their written resignation from the Board to the NCG Committee. The NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to the Board concerning the acceptance or rejection of such tendered offer of resignation. The policy requires the decision of the Board to be promptly publicly disclosed.
Anti-Hedging Policy
The Company believes it is improper and inappropriate for our directors, officers, employees and certain of their family members (each, a “Subject Person”) to engage in hedging, short-term or speculative transactions involving the Company’s securities. Our anti-hedging policy, applies to all Subject Persons. The Company prohibits Subject Persons from engaging in (i) derivative, speculative, hedging or monetization transactions in Company securities (including, but not limited to, any trading on derivatives (such as swaps, forwards and/or futures) of Company securities that allow a stockholder to lock in the value of Company securities in exchange for all or part of the potential upside appreciation in the value of such stock), (ii) short sales (i.e., selling stock the Subject Person does not own and borrowing shares to make delivery) or (iii) buying or selling puts, calls, options or other derivatives in respect of Company securities.
Anti-Pledging Policy
In addition, the Company believes it is improper and inappropriate for any Subject Person to engage in pledging transactions involving the Company’s securities. During Fiscal 2019, we adopted a robust anti-pledging policy, which prohibits Subject Persons from pledging or encumbering Company securities as collateral for a loan or other indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account as collateral for a margin loan or borrowing against Company securities on margin. Any pledges (and any modifications or replacements of such pledges) that existed prior to the adoption of our policy are exempted (unless otherwise prohibited by applicable law or Company policy) and modification or replacement of any such pre-existing pledge may be made so long as such modification or replacement does not result in additional shares being pledged.
Securities Holdings and Trading Policy
Our Company believes that it is appropriate to monitor and prohibit certain trading in the securities of our Company. We have adopted the Securities Holding and Trading Policy for our Company governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees or us, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the New York Stock Exchange. Accordingly, trading of the Company’s securities by directors, executive officers, certain other employees who are so designated by the office of the Company’s General Counsel and the Company is subject to trading period limitations or must be conducted in accordance with a previously established trading plan that meets SEC requirements. At all times, including during approved trading periods, directors, executive officers, certain other employees notified by the office of the Company’s General Counsel and the Company are required to obtain preclearance from the Company’s General Counsel or its designee prior to entering into any transactions in Company securities, unless those transactions occur in accordance with a previously established trading plan that meets SEC requirements.
Transactions subject to our securities trading policy include, among others, purchases and sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options and trades in Company’s stock made under an employee benefit plan.

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Stock Ownership Guidelines
Our Board believes that our directors, named executive officers and certain other Company officers and employees should own and hold Company common stock to further align their interests with the interests of stockholders and promote the Company’s commitment to sound corporate governance. Our Board has established stock ownership and retention guidelines (the “SOG”) applicable to the Company’s directors, NEOs and all other officers of the Company and its subsidiaries with a level of Vice President or above (such officers and our NEOs, our “Covered Officers”). Effective January 1, 2020, the Company improved and enhanced the SOG to further align it with best practices by: (i) increasing our directors’ and Covered Officers’ retention requirement from 25% to 50% of their net after-tax shares received under awards granted until they reach their required stock ownership under the SOG; and (ii) extending the applicable time period for our directors and Covered Officers to achieve the minimum ownership requirements to five years from the date of eligibility or promotion. Even when the required stock ownership is obtained, all NEOs are subject to an additional stock retention requirement requiring them to retain at least 50% of their net after-tax shares of Company stock received under awards for one year after the date of vesting. Effective August 5, 2024, our CEO voluntarily agreed to increase his stock ownership level from five times (5x) to six times (6x) his base salary to align with market best practices.
Under the updated SOG, our directors are expected to achieve stock ownership with a value of at least five times their annual cash retainer. In addition, our Covered Officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the Covered Officer’s base salary).

Position	$ Value of Stock to be Retained (Multiple of Base Salary or Cash Retainer)	Years to Achieve

Board Members	5x Cash Retainer	5 years
Executive Chairman and CEO	6x Base Salary	5 years
Chief Operating Officer, CFO, General Counsel and Presidents of our Business Units	3x Base Salary	5 years
Senior Vice Presidents	2x Base Salary	5 years
Vice Presidents	1x Base Salary	5 years
The stock ownership levels attained by a director or a Covered Officer are based on shares directly owned by the director or Covered Officer, whether through earned and vested restricted stock units (“RSU”) or performance stock units (“PSU”) or restricted stock grants or open market purchases. Unvested time-based restricted stock and unvested time-based RSUs count toward the ownership goals, but unvested non-time based restricted shares, unvested PSUs and stock options do not count toward the ownership goals. On a quarterly basis, our Compensation Committee reviews the progress of our directors and Covered Officers in meeting these guidelines. In some circumstances, failure to meet the guidelines by a director or a Covered Officer could result in additional retention requirements or other actions by our Compensation Committee.

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Compensation Clawback Policy
We have adopted a Compensation Clawback Policy (the “Clawback Policy”), as amended in November 2023 as required by Section 954 of the Dodd-Frank Act and Rule 10D-1of the Exchange Act (collectively, “Dodd-Frank”),which was recently amended as required by Section 954 of the Dodd-Frank Act, Rule 10D-1 of the Securities Exchange Act of 1934 and the stock listing rules promulgated in connection with the same (collectively, the “Section 10D Rules”), setting forth the conditions under which applicable incentive compensation provided to our executive officers may be subject to forfeiture, disgorgement, recoupment or diminution to the Company (“clawback”). The Clawback Policy provides that our Board or our Compensation Committee shall require the clawback or adjustment of incentive-based compensation to the Company in the following circumstances:
•As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive-based compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated;
•As required by Dodd-Frank, which generally requires that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, the Company shall recover from any of its current or former executive officers who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement, subject to limited exceptions permitted under Dodd-Frank; and
•As required by any other applicable law, regulation or regulatory requirement.
Additionally, under our Compensation Clawback Policy, our Board or Compensation Committee in their discretion may require that any executive officer who has been awarded incentive-based compensation shall forfeit, disgorge, return or adjust such compensation in the following circumstances:
•If the Company suffers significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the executive officer in circumstances constituting illegal or intentionally wrongful conduct or gross negligence; or
•If the executive officer is awarded or is paid out under any incentive compensation plan of the Company on the basis of a material misstatement of financial calculations or information or if events coming to light after the award disclose a material misstatement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.
The awards and incentive compensation subject to clawback under this policy include vested and unvested equity awards, shares acquired upon vesting or lapse of restrictions, short- and long-term incentive bonuses and similar compensation, discretionary bonuses, any other awards or compensation under the Company’s equity plans and any other incentive compensation plan of the Company. Any clawback under this policy may, in the discretion of our Board or Compensation Committee (or otherwise as required by Dodd-Frank), be effectuated through the reduction, forfeiture or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or in such other manner as our Board and Compensation Committee determine to be appropriate, except as otherwise required by law. The Company will not indemnify or provide insurance to cover any repayment of incentive compensation in accordance with the Clawback Policy.
In addition, under the Company’s equity plans, any equity award granted (including those granted to our NEOs) may be cancelled by our Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or is adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in, as determined by our Compensation Committee in its sole discretion. Our Compensation Committee may also provide in any award agreement that

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the participant will forfeit any gain realized on the vesting or exercise of such award and must repay the gain to the Company, in each case except as prohibited by applicable law, if (i) the participant engages in any activity referred to in the preceding sentence or (ii) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, awards are subject to clawback, forfeiture or similar requirements to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act). Equity awards issued have included these provisions.
Risk Oversight
The Company’s risk assessment and management function is led by the Company’s senior management and internal audit function, which are responsible for day-to-day management of the Company’s risk profile, with oversight from our Board and its committees. Central to our Board’s oversight function is our Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, our Audit Committee is responsible for reviewing and evaluating guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.
The Company has implemented an annual formalized risk assessment process. In accordance with this process, a governance risk and compliance group of certain members of senior management has the responsibility to identify, assess and oversee the management of risk for the Company. This group obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically, representatives of this committee report to our Audit Committee on its activities and the Company’s risk exposure.
In addition, the Company maintains an information security program that supports the security, confidentiality, integrity and availability of our information technology systems. In connection with such program, the Board is briefed by management on information security matters and employees receive information security awareness training. In the past three years, we have not experienced a material information security breach and we maintain an appropriate information security risk insurance policy.
Cybersecurity
We understand the importance of preserving trust and protecting personal information, trade secrets and confidential and proprietary information. To assist us, we have a cybersecurity governance framework in place, which is designed to protect information and information systems from unauthorized access, use, disclosure, disruption, modification or destruction. The program is built upon a foundation of advanced security technology, overseen by an experienced and trained team with knowledge of cybersecurity best practices. Our cybersecurity program consists of controls designed to identify, protect against, detect, respond to and recover from information and cybersecurity incidents.
Highlights of our cybersecurity program include:
•A cybersecurity team consisting of experienced and knowledgeable employees that interface with consultants and vendors.
•Appropriate plans designed to provide a framework for handling high-severity security incidents and facilities coordination across multiple parts of the Company;
•Differentiated layers of controls, including embedding security into our technology investments;
•Investments into threat intelligence and monitoring;
•Cybersecurity testing for both training and threat detection purposes;
•Annual cybersecurity awareness trainings; and
•Phishing, spam, and cybersecurity exercises, from time to time, which may result in additional training based on employee performance.

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Our cybersecurity program incorporates the SEC's cybersecurity rule’s requirements to report any potential material cybersecurity incidents to our Board and, if deemed to be material, as appropriate or required, disclose such a material incident via a Form 8-K within four (4) business days of determining the occurrence of such a cybersecurity incident.
Environmental, Social and Governance Matters
We are committed to further enhancing our environmental, social and governance (“ESG”) efforts and recognize the impact our business has on our communities and the world. We believe in making a positive difference in the communities in which we live and work and strive to discharge our corporate social responsibilities from a global perspective and throughout every aspect of our operations, consistent with our focus on creating value for all of our stakeholders over the long term. Our decisions regarding business strategy, operations and resource allocation are guided by this purpose and are rooted in our core values. Our Board recognizes the negative effect that poor environmental practices and human capital management may have on us and our returns. Accordingly, our Board considers and balances the impact on the environment, people and the communities of which we are a part in deciding how to operate our business. Our Board receives periodic reports regarding our risk exposure and risk mitigation efforts in these areas.
We are committed to operating our business with all stakeholders in mind and with a view toward long-term sustainability and value creation, even as our business and society face a variety of existing and emerging challenges. We leverage our expertise, along with external partners, to help address these challenges. While our corporate social responsibility commitments address many areas, we focus on five key priorities: (i) product and content safety; (ii) environmental sustainability; (iii) human rights and ethical sourcing; (iv) employee safety and well-being; and (v) diversity and inclusion.
•ESG Highlights – As part of our ESG efforts, we are proud of the investment we have made in our internal resources and the experienced and reputable outside advisors we have engaged to assist us in identifying and evaluating ESG trends, issues and opportunities that are available to our Company. Consistent with our Company-wide mission statement “To Make Living Better at Home,” we identified our ESG vision statement to be “Committing to a process of continuous improvement for the benefit of our consumers, customers, employees, investors and the planet by integrating ESG into everything we do.”
Our Board has adopted, among other things, (i) an Environmental Policy, which sets forth our commitment to the health and safety of our employees and protection of the environment across our global operations; (ii) a Human Rights Policy, which sets forth our commitment to respect and promote human rights, including the protection of minority groups’ rights and women’s rights, in furtherance of the guidance set forth in, among others, the Universal Declaration of Human Rights, UN Guiding Principles on Business and Human Rights, the International Labor Organizations Declaration on Fundamental Principles and Rights at Work and the Organization for Economic Cooperation and Development for Multinational Enterprises, the International Covenant on Economic, Social, and Cultural Rights, the International Covenant on Civil and Political Rights, and applicable human rights, equal employment, and equal treatment laws; (iii) a Global Energy and Greenhouse Gas (GHG) Policy, which sets forth our commitment to the protection of the environment, preservation of natural resources and the effective management and reduction of energy and GHGs by, among other things, identifying opportunities for purchasing direct, renewable energy in key markets and requiring energy considerations when making investments for major renovations and new capital equipment and major construction; and (iv) a Global Environmental, Social and Governance Policy, which sets forth our commitment to ESG. Additionally, we have published our 2025 Corporate Sustainability Report and 2024 Corporate Sustainability Restatement and Data Update, each of which describes a number of our ESG efforts over the past several years. To learn more about our ESG efforts and successes, please visit our website at www.spectrumbrands.com under “Investor Relations.”
•Product & Content Safety - Product safety is essential to upholding our consumers’ trust and expectations, and we embed quality and safety processes into our production processes and the products we deliver. This includes embracing our responsibility to create safe, high-quality products and marketing them responsibly. This also includes our global product safety training program, which enhances our commitment to product safety and further empowers our employees to maintain the safety of our products and report any product safety concerns.

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•Employee Wellness and Talent Development – We encourage our employees to “Speak Up,” “Be Accountable,” “Take Action,” and “Grow Talent,” and to promote innovation, trust, accountability and collaboration. The result is a work environment that encourages the well-being of our employees and to develop our future leaders. Our talent processes start with understanding what current and future talent is needed to deliver business goals, followed by a talent review process to assist managers with evaluating talent. Learning and development is a critical part of creating our culture of high performance and innovation. We believe in transparency and accountability, and we utilize performance and development plans to assess and develop career plans, mobility and developmental goals and our overall work environment.
•Employee Health and Safety – We are committed to the employee health and safety (“EHS”), and we continuously strive to maintain our strong safety performance as we continue to operate our business around the globe. Our EHS training program is tailored to anticipated job duties and designed to promote a workforce that is engaged and empowered to report health and safety concerns. We also have a management team who supports and invests in employee safety and the leadership of our skilled and experienced EHS team. Workplace incidents or near misses are reviewed carefully to identify and remediate applicable root causes.
•Environmental Sustainability – We are passionate about protecting our planet and conserving natural resources for future generations, including pursuing innovative ways to reduce our environmental impacts across our businesses. We drive our strategic environmental blueprint across our organization with the intention of reducing the environmental impacts of our products, minimizing the environmental footprint of our operations and processes and encouraging our employees and partners to embrace and promote environmental responsibility.
We are proud of our efforts to further promote environmentally sustainable practices and have aligned our objectives against three industry frameworks, which will be used to help identify future goals for our environmental sustainability efforts: (i) Sustainability Accounting Standards Board (“SASB”); (ii) Global Reporting Initiative (“GRI”); and (iii) Climate Disclosure Project (“CDP”).
We monitor our performance across several environmental sustainability ratings and rankings. Highlights from Fiscal 2024 include:
•For the second year in a row, gathering “Scope 3” (in addition to our Scope 1 and Scope 2) emissions data for our greenhouse gas emissions disclosure;
•Initiating energy conservation projects, a main contributor in decreasing our carbon footprint;
•Reducing waste, water, and energy usage compared to our prior reporting periods;
•Increasing the percentage of post-consumer recycled (“PCR”) materials in our product packaging;
•Achieving Giga-Guru status for the 7th straight year;
•Continuing to outperform our industry competitors that participate in the Sustainability Insight System (THESIS) environmental and social disclosure program;
•Continuing to receive positive scores on the social and environmental factors in Institutional Shareholder Service’s ESG Rankings;
•Publishing our 2024 Corporate Sustainability Restatement and Data Update and responding to the CDP Climate & Water Assessment; and
•Commencing a number of global projects in preparation for upcoming ESG-related disclosure requirements.

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•Human Rights & Ethical Sourcing – Treating people with dignity and respect and operating ethically in our supply chain are part of our core values. We demonstrate these deep beliefs in the way we treat our employees and in the expectations and requirements we have of those with whom we do business, including that third party manufacturers operate in safe and healthy environments and the human rights of workers in our supply chain are being respected. To these ends, we expect all suppliers who provide us with materials, products or services to abide by our Supplier Code of Conduct, uphold our Code of Business Conduct and Ethics and comply with our Human Rights Policy and Conflict Minerals Policy.
•Belonging & Inclusion – We take a holistic approach to belonging and inclusion ("BeIn"). We believe that supporting and promoting inclusion across our business and society makes the world a better place for all. We know that the more inclusive we are as a company, the stronger our business will be. We support the personal and professional growth of our diverse worker base, with a goal of positively impacting their lives and well-being.
To further these efforts, we have established a U.S. Belonging & Inclusion Council ("BeIn Council"), comprised of employees with diverse backgrounds and perspectives who advocate and advise on ways to advance the BeIn dialogue and drive meaningful cultural change at the company. In furtherance of these efforts, we have implemented leadership training for our senior leaders across the Company to foster an inclusive and welcoming workplace.
•Safe, Collaborative and Flexible Work Environment – We regularly invest in our technology, safety and employment practices to enable our employees to work productively and safely all around the world. We regularly introduce or modify technologies and safety measures to enhance our employees workplace experience and make it easier to collaborate in-person and remotely. These investments are part of our strategy to create a connected and winning team that embraces collaboration and innovative thinking across multiple continents and time zones to achieve superior results.
Related-Person Transactions Policy
Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. See “Certain Relationships and Related Transactions” for discussion of this policy and disclosure of our related-person transactions.
Transfer of Our Shares of Common Stock
Our Company has substantial deferred tax assets related to net operating losses and tax credits (together, “Tax Attributes”) for U.S. federal and state income tax purposes. These Tax Attributes are an important asset of the Company because we expect to use these Tax Attributes to offset future taxable income. The Company’s ability to utilize or realize the carrying value of such Tax Attributes may be impacted if the Company experiences an “ownership change” or certain other events under applicable tax rules. If an “ownership change” were to occur, we could lose the ability to use a significant portion of our Tax Attributes, which could have a material adverse effect on the Company’s results of operations and financial condition.
Accordingly, we have adopted certain transfer restrictions designed to limit an “ownership change.” These restrictions do not prevent the settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange. However, any trade that resulted in a person becoming a "substantial holder" of the Company (as defined in the Charter) or increasing the percentage of the Company owned by a Substantial Holder, would be void abo initio unless they fall within certain exceptions, including, among others, prior approval of a Prohibited Transfer by our Board. In the event a Prohibited Transfer (as defined in the Charter) were to occur, the Company could require that the purported transferee transfer all evidence of ownership of the excess securities, plus any dividends or distributions accrued thereon, or applicable sale proceeds, to an agent designated by the Board to be settled in accordance with the Charter. The foregoing description of the transfer restrictions contained within our Charter is not complete and is qualified in its entirety by reference to the full text of the Charter, which is incorporated by reference into this Proxy Statement.
Governance Documents Availability
We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Director Resignation Policy, Board Diversity Policy, Global ESG Governance Policy, Global Energy and Greenhouse Gas Policy, Human Rights Policy, Environmental Policy, Charter, By-laws, Audit Committee Charter, Compensation Committee Charter, NCG Committee Charter

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and other ESG-related materials on our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.” These documents, and other information from our corporate website, are not incorporated by reference into this report. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Investor Relations Department at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.
DIRECTOR COMPENSATION
Our Compensation Committee is responsible for approving, subject to review by our Board as a whole, compensation programs for our non-employee directors. In that function, our Compensation Committee considers market and peer company data regarding director compensation and annually evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its independent compensation advisors. Our director compensation program for each non-employee director is described in the table and discussion below. Mr. Maura, our only director who is an employee of the Company, does not receive compensation for his service as a director.
Director Compensation Table for Fiscal 2024
Under our director compensation program, during each fiscal year, each non-employee director receives an annual grant of RSUs equal to that number of shares of the Company’s common stock with a value on the date of grant of $125,000. Additionally, each director is eligible to receive an annual cash retainer of $105,000, which is paid in equal, quarterly payments. The Lead Independent Director (Mr. Polistina) receives an additional annual cash retainer of $40,000 and an additional annual equity retainer amount of $20,000. Directors are permitted to make an annual election to receive all of their director compensation (including for service on committees of our Board) in the form of Company stock awards in lieu of cash. For Fiscal 2024, the grants of RSUs were made on November 24, 2023. All such RSUs vested on October 1, 2024. For Fiscal 2024, compensation for service on the standing committees of our Board was paid in an annual amount as follows below.

Committee	Chair Annual Retainer ($)	Member Annual Retainer ($)

Audit	20,000	N/A
Compensation	15,000	N/A
NCG	15,000	N/A
The table set forth below, together with its footnotes, provides information regarding compensation paid to our directors in Fiscal 2024.

Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards[3,4] ($)	All Other Compensation[5] ($)	Total ($)

Sherianne James	120,009	124,976	6,199	251,184
Terry L. Polistina	160,012	144,977	7,716	312,705
Hugh R. Rovit	105,041	124,976	5,819	235,836
Gautam Patel	125,042	124,976	6,325	256,343
Leslie L. Campbell	105,041	124,976	5,819	235,836
Joan Chow	105,000	124,976	5,819	235,795
1.This table includes only directors who received compensation during Fiscal 2024.

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2.Ms. Chow received her annual cash retainer in cash. All remaining directors elected to receive their cash retainers in stock. Amounts in this column for directors who elected to receive their cash retainers in stock represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the New York Stock Exchange was closed), which was $66.23 for grants made on November 24, 2023. The directors who elected to receive their cash in stock received the following number of RSUs, which vested on October 1, 2024: Mr. Campbell, 1,586; Ms. James, 1,812; Mr. Patel, 1,888; Mr. Polistina, 2,416; and Mr. Rovit, 1,586.
3.Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the New York Stock Exchange was closed), which was $66.23 for grants made on November 24, 2023. The directors received the following number of RSUs, which vested on October 1, 2024: Mr. Campbell, 1,887; Ms. Chow, 1,887; Ms. James, 1,887; Mr. Patel, 1,887; Mr. Polistina, 2,189; and Mr. Rovit, 1,887.
4.As of September 30, 2024, Mses. Chow and James held 1,887 and 3,699 outstanding unvested RSUs, respectively, and Messrs. Campbell, Patel, Polistina and Rovit held 3,473, 3,775, 4,605 and 3,473 outstanding unvested RSUs, respectively.
5.Reflects dividend equivalents paid in cash on RSUs that vested during Fiscal 2024 and which were not factored into the grant date fair value of the RSUs.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James and Gautam Patel. During Fiscal 2024, none of the members of our Compensation Committee was an officer or employee of the Company. In addition, during Fiscal 2024, none of our executive officers served as a member of the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

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Audit Committee Report

Our Audit Committee consists of Gautam Patel (Chair), Leslie L. Campbell, Joan Chow, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations–Corporate Governance Documents.”
The Audit Committee Charter adopted by the Board incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.
Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2024, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee also adopted a resolution stating that the Audit Committee must approve on an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee concluded that the provision of services by the independent auditors did not impair their independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended September 30, 2024 be included in our 2024 Annual Report. The Audit Committee also recommended to the Board that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2025.
The foregoing report is furnished by the Audit Committee of the Board.
Audit Committee
Gautam Patel, Chairman; Leslie L. Campbell; Joan Chow; Hugh R. Rovit

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) section summarizes our general philosophy with respect to the compensation of our CEO, CFO and our other executive officer in Fiscal 2024 (collectively, our “named executive officers” or “NEOs”). This CD&A provides an overview and analysis of the compensation programs and policies for our NEOs, the material compensation decisions made by our Compensation Committee under such programs and policies and the material factors considered by the Compensation Committee in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation philosophy.
Fiscal 2024 Named Executive Officers
Our NEOs for Fiscal 2024 are identified below.

Name

David M. Maura	Chief Executive Officer and Executive Chairman
Jeremy W. Smeltser	Executive Vice President and Chief Financial Officer
Ehsan Zargar	Executive Vice President, General Counsel and Corporate Secretary
Highlights/Executive Summary
Our executive compensation program is designed to link pay for performance, encourage prudent decision-making and create a balanced focus on short-term and long-term performance and value creation. Our executive compensation is heavily weighted toward variable compensation, as described in more detail below, which is central to our philosophy that a significant portion of compensation aligns with the achievement of performance goals. The three primary components of our executive compensation are base salary, our Management Incentive Program (“MIP”) and our equity based, long-term incentive program (“LTIP”). Our MIP and LTIP include goals tied directly to the performance of the Company.
During Fiscal 2024:
•Net sales and organic net sales grew 1.5% driven in part by investments in commercial operations, innovation, advertising and marketing.
•Maintained strong and consistent market position across brand portfolios and stepped up our investment in brand-focused advertising and new product roadmaps by approximately $62 million to drive top-line sales growth.
•Continued momentum in e-commerce sales growth, increasing 18% from the prior year and representing approximately 22% of total net sales.
•Delivered net income from continuing operations of $99.3 million and Adjusted EBITDA of $371.8 million.
•Demonstrated operational excellence with inventory turns over 4x and average fill rates above 90% across all businesses.
•Since the close of the HHI divestiture in June 2023, we have repurchased 13.2 million shares, or 32% of outstanding common stock for approximately $1.0 billion through September 30, 2024.
•Renegotiated our cash flow revolver, amending the capacity to $500 million and extending the maturity to October 2028, with no substantial borrowings throughout the year.

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•Discontinued all global receivable factoring arrangements to lower borrowing costs and increase working capital flexibility.
•Simplified and improved our capital structure through (i) the reduction of $1,341.4 million of debt through a combination of open market repurchases, a tender offer, and the redemption of outstanding bonds, and (ii) the issuance of $350.0 million in 3.375% Exchangeable Bonds, ending the year with net debt leverage of .056x at the end of the year.
•Continued a dual-track initiative for the separation of the HPC segment, including preparation and readiness of the business for a potential sale or merger transaction, and for a potential spin.
•Increased our quarterly dividend payout by 12% to $0.47 per share.
•Furthered our commitment of providing a healthy, safe, respectful, and supportive work environment for all of our employees, as demonstrated, in part, by: (i) employee injury and illness rates significantly below relevant industry averages; (ii) an enhanced employee learning and development program supporting our employees' actions and career growth; (iii) increased mental health awareness education and support; and (iv) continued strong relationships with our employee unions and works councils, as demonstrated by a new, five-year collective bargaining agreement at our Vinita Park, MO facility.
Management and Board Member Composition
We are very proud of our management team, which includes a top notch, talented and stable leadership team to deliver financial performance and execute our growth strategy.
Our Board believes that the Company and its stakeholders are benefited by a highly skilled board with a significant variety of experiences, expertise and backgrounds. On April 12, 2021, we appointed Joan Chow and Leslie Campbell, each an independent and highly qualified candidate, to our Board. These appointments were made in response to shareholder feedback and in furtherance of the Board’s commitment to advancing our Board’s knowledge base and skill set.
We believe that our senior management team and Board provide a skill set that aligns with our going forward operating model and business strategy and has contributed to the success we had in Fiscal 2024 and that we envision in upcoming years.
Corporate Governance Best Practices
We are proud that our corporate governance practices are regularly updated to reflect best practices, such as appointing a lead independent director, declassifying our Board (which was fully completed during our 2024 annual stockholders meeting), appointing independent directors as a majority of the Board, having fully independent Audit, Compensation and NCG Committees of the Board and having an independent compensation consultant. We have also adopted or strengthened, and continue to adopt and strengthen, a number of our corporate governance policies, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Director Resignation Policy, Compensation Clawback Policy, our related person transaction policy, our anti-hedging policy, our anti-pledging policy, our stock ownership and trading policy, and our cybersecurity policies.
We have also continued our efforts to promote our ESG initiatives by adopting a number of new policies and procedures, including the adoption and/or update of our Global ESG Governance Policy, Global Energy and Greenhouse Gas Policy, Environmental Policy, and Human Rights Policy. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies.”
Strategy and Long-Term Growth
The focuses of our strategic goals are:
•Investing internally for organic growth, which generates our highest return on investment;
•Strengthening our brands through consumer insights, research and development, innovation and advertising and marketing to drive vitality and profitable organic growth;

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•Returning capital to our shareholders via dividends and opportunistic share repurchases; and
•Disciplined M&A activity as we pursue accretive strategic acquisitions that are synergistic or help drive additional value creation.
While the impacts of global unrest, military conflict, and global transport and supply chain disruptions over the past years have created, and continue to create, extreme volatility in the year-over-year and quarter-to-quarter comparisons of our businesses, overall, we believe that consumer demand remains positive in our categories and the strong performance of our brands continues to drive growth.
Continued Focus on Executive Compensation Practices
Our compensation program has continued to evolve since the HRG Merger (as defined below) as our Compensation Committee has considered practices for our Company, business and market at different times, resulting in what it considers best practices described below. Our Compensation Committee continues to evaluate appropriate types and amounts of compensation opportunities for our executive officers each year.
Our CEO continues to retain outstanding stock options that were granted to him by HRG Group, Inc. ("HRG Group"), with which we merged in July 2018 (the "HRG Merger"), during the time he was an employee of HRG Group. These options became Company options as a result of the HRG Merger but were not granted for service to Spectrum Brands and were granted by a different Board and Compensation Committee to obtain a different set of business objectives prior to the HRG Merger. These options will expire if not exercised prior to their respective expiration dates. Accordingly, Mr. Maura exercised some of his HRG Group options in Fiscal 2024 and may exercise his remaining HRG Group options in the future. As a result of Mr. Maura’s option exercise in 2024, some of the value that Mr. Maura received in Fiscal 2024, and may realize in the future, does not reflect the decisions our Compensation Committee has made since the HRG Merger and more recently as we continue to review and consider appropriate types and amounts of compensation.
During Fiscal 2024, particular considerations include:
•Reasonable CEO Pay. Our CEO’s total compensation for Fiscal 2024, which we define as base salary, target annual cash bonus, and target LTIP value, increased approximately 20% from his total compensation in Fiscal 2023, as shown in the Summary Compensation Table below. The increase was primarily due to the Company's strong Fiscal 2024 performance against preset performance metrics, as our CEO earned an above target annual cash bonus for Fiscal 2024, whereas he received a below target annual cash bonus in Fiscal 2023. Additionally, his LTIP target increased from $5.4 million in Fiscal 2023 to $6.75 million in Fiscal 2024. The Compensation Committee continues to consider the appropriate grant date value of his equity awards each year as we have moved further away from 2020, when compensation reflected an earlier award made during the transition of our compensation practices from a “controlled company” majority owned by HRG to a fully independent company with appropriately suited long-term compensation practices.
•Although our CEO’s equity award grant date value for Fiscal 2024 (at target) was approximately $6.75 million based on the November 24, 2023 closing price of $66.23 per share, the actual realized value of the award will depend on a combination of the stock price at vesting (which will not occur until December 2026), his continued employment and, for a majority of the award, our achievement of financial performance goals. Our Compensation Committee closely monitors our CEO’s realized pay and reported pay to make sure it is both reasonable and incentivizing. See "Reported versus Realized Pay” on page 43.
•70% of the value of the equity award granted to our CEO during Fiscal 2024 remains subject to achieving the performance criteria over a three-year period described below.
•No portion of the Fiscal 2024 LTIP awards (the RSUs or PSUs) is eligible for vesting until December 2026.

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•Cash Bonuses Based on Actual Performance. Consistent with our compensation philosophy that NEO compensation is tied to the company’s performance, no cash bonuses were paid to any of our NEOs under our MIP for Fiscal 2022 because we did not meet the minimum preset performance levels. For Fiscal 2023, we paid below target cash bonuses to our NEOs under our MIP based on preset performance levels, which further shows that incentive compensation it truly at risk. For Fiscal 2024, we paid above-target cash bonuses to our NEOs under our MIP based on our Fiscal 2024 performance set against preset performance levels, which further illustrates our pay for performance compensation philosophy.
•Reduced Executive Group and Board. As a result of our efforts to consolidate, reduce costs and increase efficiency, we have substantially reduced company headcount, including the number of executive officers. For this reason, the remaining three NEOs have assumed additional responsibilities. We also reduced the size of our Board from nine to seven members.
•Responsiveness to Shareholders. As described below, we engage with our shareholders and periodically make responsive changes to our executive compensation program to ensure it is aligned with our business objectives. For example, for Fiscal 2023, we modified our performance metrics under our MIP so that there is only one remaining overlapping performance metric between our MIP and our PSUs - Adjusted EBITDA - based on it being an important financial metric for both our annual MIP and three-year LTIP programs.
Fiscal 2024 Executive Compensation Overview
Our Fiscal 2024 executive compensation program includes base salary, annual bonus (MIP) and the long-term bonus (LTIP) program. We believe that our executive compensation program is in-line with our peers and shareholder expectations, as well as the additional responsibilities our NEOs have assumed since Fiscal 2023. The components are designed after taking into account shareholder feedback based on our robust outreach efforts.
Our Compensation Governance Best Practices
We have adopted significant policies with respect to our executive compensation programs, which help to further align our executives’ interests with those of our shareholders.

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What We Do

✓	We maintain an independent Compensation Committee who is supported by an independent compensation consultant both of who regularly review, recommend and/or approve our compensation philosophy and practices.	✓	We set robust incentive targets and strongly align pay and performance by placing 89.7% of our CEO’s annual, reoccurring compensation opportunity and 80.2% (on average) of our other NEOs’ annual, reoccurring compensation opportunities at risk and earned on the basis of Company performance.

✓	We consider the voting results of our annual advisory vote on executive compensation, and in the most recent annual advisory vote, we received broad support in favor of our compensation practices.	✓	We have an updated and robust clawback policy that requires forfeiture or recoupment upon an accounting or financial restatement or certain other acts resulting in financial loss, reputation damage or other similar adverse impacts to the Company, as described in greater detail under the section titled “Compensation Clawback Policy.”

✓	We continue to engage in robust shareholder outreach to understand shareholder feedback and input on a variety of matters, including business strategy, compensation programs and corporate governance.	✓	For new employment agreements entered into during Fiscal 2019 and thereafter, we have provided that upon termination of employment any performance-based awards are forfeited.

✓	We annually assess our compensation program and have determined that the risks associated with our compensation policies are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.	✓	70% of our annual, reoccurring equity-based awards and 74% to 78% of our regular annual, reoccurring incentive compensation are based on achievement of performance. The remainder is time-based equity that is still subject to market risk.

✓	We maintain our robust compensation alignment policies through share ownership and share retention policies, including: (i) stock ownership guidelines that require significant stock ownership of our directors, NEOs and other Covered Officers and retention of 50% of the net after-tax portion of their equity awards; (ii) robust anti-hedging policy; and (iii) robust anti-pledging policy.	✓	We adhere to an equity run rate consistent with corporate governance best practices.

✓	We provide reasonable post-employment provisions and have post-employment restrictive and executive cooperation covenants.	✓	We include “double trigger” change in control provisions in our equity grants.

✓	We assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.	✓	We continued to differentiate the performance metrics of our annual and long-term bonus programs. Starting in Fiscal 2023, our MIP has three equally-weighted performance metrics (Adjusted EBITDA, Net Sales and Adjusted Average Inventory Turns) and our LTIP has three equally-weighted performance metrics (Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity).

✓	We cap annual cash and equity incentive payments for NEOs.

✓	We evaluate and respond to executive compensation guidance from our shareholders and proxy advisory firms, such as our recent decision to increase our CEO's stock ownership requirement to six times his annual base salary.

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What We Don't Do

X	We do not provide any gross-ups for golden parachutes or upon a change-in control in existing agreements.	X	We do not provide for single-trigger vesting of equity.

X	We do not make loans to executive officers or directors.	X	We do not provide excessive perquisites, and our NEOs do not participate in defined benefit pension plans or nonqualified deferred compensation plans.

X	We do not allow our NEOs to purchase stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.	X	We do not guarantee minimum bonuses to our NEOs.

X	We do not provide immediate vesting on equity based awards and have committed to one-year minimum vesting requirement for all awards granted under the Spectrum Brands Holdings, Inc. Amended and Restated 2020 Omnibus Equity Plan (the “2020 Equity Plan”), subject to limited exceptions.	X	We do not pay any dividends on unearned and unvested equity awards, unless and until earned and vested. Our 2020 Equity Plan explicitly prohibits the payment of dividends or dividend equivalents on unvested equity awards until the awards are earned and vested.

X	We do not grant discounted options and our 2020 Equity Plan prohibits repricing of stock options without shareholder approval.	X	We do not reprice options.

X	We do not provide for accelerated vesting of equity upon retirement for our NEOs.

Shareholder Engagement
Our Board and management take their management oversight responsibilities seriously. Our key values are predicated on strong and effective governance, independent thought and decision-making and a commitment to driving shareholder value. We received support from our shareholders with a vote of approximately 97% in favor of our executive compensation at our 2024 annual meeting of stockholders. As discussed below, we highly value the input of our shareholders and took this into account as we designed our programs.
We engage our shareholders throughout the year to:
•Provide visibility and transparency into our business, our performance and our corporate governance, ESG and compensation practices, and our strategic plans;
•Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views; and
•Assess emerging issues that may affect our business or strategic plans, inform our decision making, enhance our corporate disclosures and help shape our practices.
We highly value the input of our shareholders and take their input into account as we design our programs. What we learn through our ongoing engagements is regularly shared with our Board and incorporated into our disclosures, plans and practices, as deemed appropriate.
We are committed to robust shareholder engagement, which has been an embedded part of our investor relations and governance programs for many years. We maintain a consistent and proactive approach to communicating with our shareholders, including our quarterly earnings calls, regular conversations by our investor relations personnel and executive management team, holding non-deal road shows and participating in both equity and debt conferences on a regular basis. In addition, each year during proxy season we take the following actions:
•We engage the proxy solicitation firm, Okapi Partners, to: (i) assist in a robust shareholder outreach process to discuss our go-forward strategies; and (ii) facilitate the opportunity for shareholders to individually and directly engage with certain members of management.

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•We engage in discussions with major proxy advisory firms as necessary to understand their perspectives on our compensation programs and best practices generally in executive compensation programs.
•We reach out to our top shareholders to discuss and engage in dialogue with our shareholders with respect to our Company, including our corporate governance and compensation practices.
We continue to engage in rigorous shareholder outreach and do so to understand shareholder views and input on a variety of matters.
Compensation Philosophy and Decision-Making Process
Our compensation programs are administered by our Compensation Committee. In Fiscal 2024, these programs were based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation. The variable incentive compensation programs continued our focus on the Company-wide goals of increasing growth and earnings, maximizing free cash flow generation and building for superior long-term shareholder returns. Each year, the Compensation Committee and the Company, along with the assistance of an independent compensation consultant, go through a thoughtful process to review risks and opportunities applicable to the Company.
In establishing our compensation programs for Fiscal 2024, our Compensation Committee continued to partner with WTW as independent compensation consultant and evaluated the compensation programs with reference to a peer group of 14 companies, as outlined in the section below, “Role of Committee-Retained Consultants.”
Background on Compensation Considerations
Our Compensation Committee pursued several objectives in determining our executive compensation programs for Fiscal 2024:
•To attract and retain highly qualified executives for the Company and in each of our business segments.
•To align the compensation paid to our executives with: (i) our overall corporate business strategies while leaving the flexibility necessary to respond to changing business priorities and circumstances; and (ii) our executives' evolving and increasing job responsibilities.
•To align the interests of our executives with those of our shareholders and to reward our executives when they perform in a manner that creates value for our shareholders.
In order to pursue these objectives, our Compensation Committee:
•Considered the advice of WTW on executive compensation issues and program design, including advice on the corporate compensation program as it compared to our peer group companies.
•Conducted an annual review of total compensation for each NEO, including the compensation and benefit values offered to each executive and other compensation factors, based on the NEO's increased job responsibilities since Fiscal 2023.
•Consulted with our CEO and other members of senior management with regard to compensation matters and met in executive session without management to evaluate management’s input.
•Solicited comments and concurrence from other Board members regarding its recommendations and actions.
•Considered the feedback of our shareholders and the Say on Pay vote results.

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Philosophy on Performance-Based Compensation
Our Fiscal 2024 executive compensation programs were designed so that a significant portion of the value of each NEO’s annual total compensation (which varies by individual) would be based on the achievement of Company-wide performance objectives. In approving these programs, our Compensation Committee concluded that a combination of annual fixed base pay and variable, incentive-based pay provided our NEOs with an appropriate mix of cash compensation and equity-based compensation.
For Fiscal 2024, the percentage of annual, ongoing target total compensation that was at-risk (that is, variable cash compensation and equity awards) for our CEO was 89.7% and for the other NEOs was 80.2%, as a group. The chart below sets forth the percentage of target ongoing Fiscal 2024 compensation that was fixed compared to at-risk for the CEO and the other NEOs as a group. The chart below excludes the one-time, stock-based supplemental award of $1.25 million awarded to each of Mr. Smeltser and Mr. Zargar.
To highlight the alignment of the incentive plans with shareholder interests, our ongoing annual and long-term incentive programs (whether equity or cash-based) in Fiscal 2024 were predominantly performance-based with (i) our MIP being 100% performance-based and (ii) the three-year LTIP being 70% performance-based.
Our pay-for-performance philosophy is shown by the fact that, after no payments under the Fiscal 2022 LTIP PSUs (which were based on three-year performance from Fiscal 2022-2024 and scheduled to vest in December 2024 around the same time that the Fiscal 2024 MIP payment) were made to our NEOs, payouts under the MIP to our NEOs for Fiscal 2024 were above target, each as shown below. This philosophy is also shown in the realizable pay that our NEOs actually receive.
Our NEOs' base salaries and 30% of the NEOs' three-year LTIP grants do not vary based on our performance, excluding the supplemental grants in Fiscal 2024. For each of our NEOs, these non-performance-based amounts are set forth in agreements with the executives as described in “Executive Compensation Tables-Termination and Change in Control Provisions-Executive-Specific Provisions regarding Employment, Termination and Change in Control-Agreements with NEOs,” and are subject to annual review and potential increase by our Compensation Committee.
Compensation Consultant
Our Compensation Committee engages in a robust process in making compensation decisions. In Fiscal 2024, our Compensation Committee continued to retain WTW as its independent consultants to assist in formulating and evaluating executive and director compensation programs.
In addition, our Compensation Committee consulted with our CEO regarding the Company’s compensation plans and performance targets; however, our CEO did not participate in any discussions with respect to his own compensation. From time to time, our Compensation Committee also consulted with other senior executives of our Company and outside counsel.

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WTW provided advice on the executive compensation implications of changes to our business, our corporate governance and compensation structure and the philosophy of our executive compensation plans. During Fiscal 2024, our Compensation Committee periodically requested WTW to:
•Provide comparative market data for our peer group and other groups on request, with respect to compensation matters.
•Analyze our compensation and benefit programs relative to our peer group, including our mix of performance-based compensation, non-variable compensation and the retentive features of our compensation plans in light of the Company’s strategies and prospects.
•Review the plan designs, including the performance metrics selected, for our various incentive plans and make recommendations to our Compensation Committee on appropriate plan designs to support the overall corporate strategic objectives.
•Advise our Compensation Committee on compensation matters and management proposals with respect to compensation matters.
•Assist in the preparation of our Compensation Discussion and Analysis disclosure and related matters.
•On request, participate in meetings of our Compensation Committee.
In order to encourage an independent viewpoint, our Compensation Committee and its members: (i) had access to WTW at any time without management present; and (ii) consulted from time to time with each other, other non-management members of our Board and WTW without management present.
Peer Group
WTW, with input from management and our Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually and, if appropriate, revised based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies and any mergers, acquisitions, spin-offs or bankruptcies of the companies in the peer group or changes at our Company. For Fiscal 2024, WTW reviewed the peer group and proposed the removal of Fortune Brands Innovations, Inc. as it is no longer a relevant peer after the HHI Divestiture and Tupperware Brands Corporation as the company was on the verge of bankruptcy. WTW also proposed adding Yeti Holdings, Medifast, Inc., and USANA Health Sciences, Inc. to the peer group as these companies are in a comparable industry classification as Spectrum Brands. The Compensation Committee approved WTW's recommendations for Fiscal 2024. For Fiscal 2024, the peer group utilized consisted of the following 15 companies:

Fiscal 2024 Peer Group

Central Garden and Pet Company	Hanesbrands, Inc.	Newell Brands, Inc.
Church & Dwight Co., Inc.	Hasbro, Inc.	Nu Skin Enterprises, Inc.
The Clorox Company	Helen of Troy Limited	The Scotts Miracle-Gro Company
Edgewell Personal Care Company	Mattel, Inc.	USANA Health Sciences, Inc.
Energizer Holdings, Inc.	Medifast, Inc.	YETI Holdings, Inc.
Our Compensation Committee reviews market data as part of assessing the appropriateness and reasonableness of our compensation levels and mix of pay. Although our Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing our compensation programs.

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In accordance with SEC rules, our Compensation Committee considered the independence of WTW and concluded that no conflicts of interest prevented WTW from independently advising our Compensation Committee during Fiscal 2024. WTW received $127,593 for executive and director compensation consulting in Fiscal 2024. WTW provided consulting services relating to our health and benefit plans during Fiscal 2024 and received approximately $14,000 for these services. The Compensation Committee reviews additional consulting services, while considering the potential effects on WTW’s independence.
Compensation Elements and Component Payouts
In Fiscal 2024, the compensation for our NEOs primarily consisted of the components set forth below. In determining the compensation package for each NEO or in making any subsequent changes, our Compensation Committee considers the market conditions at the time such compensation levels were determined, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, executive experience level and the duties and responsibilities of such executive’s position, including any additional duties that may have been assumed due to NEO changes.

Base Salary

Purpose	•Forms basis for competitive compensation package, which may be increased from time to time
Operation	•Base salary reflects competitive market conditions, individual performance and internal parity
Performance Measures
•Performance of the individual is considered by the Compensation Committee, which is advised by its independent compensation consultant, when setting and reviewing base salary levels and continued employment

MIP Bonus

Purpose	•Motivate achievement of strategic priorities relating to key annual financial metrics.
Operation
•Target bonus opportunities are determined by competitive market practices and internal parity.
•Actual bonus payouts, which can range from 0-250% of target for the CEO and 0-200% of target for our other NEOs, are determined based on performance.
•No bonus is paid if the relevant performance metrics are not achieved.

Performance Measures
•For the Fiscal 2024 grants, based on equally weighted Adjusted EBITDA, Adjusted Average Inventory Turns and Net Sales over the one-year performance period, and the achievement of the goals of each metric is determined and earned independently of one another.
•Each award is entirely (100%) performance-based based on achievement of financial metrics established at the beginning of the performance period.

Payout Curve
•For Fiscal 2024 grants, the top of the range was revised downwards such that, in order to receive maximum payout for: (i) the Adjusted EBITDA metric, performance of 7% or more above target must be achieved (compared to 10% previously) and (ii) the Net Sales and Adjusted Inventory Turns metrics, performance of 3% or more above target must be achieved (compared to 5% previously).

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LTIP: RSUs and PSUs

Purpose
•Align compensation with key drivers of the business and encourage achievement of significant and sustained improvements in performance and strategic initiatives over the long term.
•Encourage focus on long-term shareholder value creation.

Operation
•Target opportunities are determined by competitive market practices and internal parity.
•Actual payouts on the 70% performance-based component (PSUs) can range from 0-125% of target for all executives.
•No PSUs to become vested if relevant performance metrics are not achieved.
•The remaining 30% time-based component (RSUs) of the award is not variable in terms of the number of shares eligible for vesting.
•The Fiscal 2024 LTIP grants have one vesting date after a three-year performance and service period.
•Pursuant to LTIP grant awards, our NEOs are required to hold 50% of the net after-tax shares they receive for at least one year following vesting of each grant.
• In addition, our NEOs and all other officers at the Vice President level or higher, are subject to the share ownership and retention guidelines discussed above (see “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Stock Ownership Guidelines”).

Performance Measures
•Long-term incentive awards focusing on cumulative performance over three-year period ending Fiscal 2026, which are granted in the form of performance-based PSUs (70% of award) and time-based RSUs (30% of award).
•For the Fiscal 2024 grants, based on equally weighted Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity over the three-year performance period, and the achievement of the goals of each metric is determined and earned independently of one another.
•The vast majority (70%) of each of LTIP award is performance-based determined based on achievement of financial metrics established at the beginning of the performance period. No PSUs are paid if the relevant performance metrics are not achieved.
•The relatively small time-based component of these awards as part of our overall compensation mix serves as an important long-term retention and risk mitigation feature, while the value to the executive still varies depending on our stock price performance.

The Compensation Committee also approved supplemental grants in the form of 18,874 RSUs to each of Mr. Smeltser and Mr. Zargar in November 2023. The stock-based awards vest, subject to the terms of the award, in two 50% tranches on each of December 5, 2025 and December 4, 2026, subject to the executive’s continued employment at the Company. The Compensation Committee determined that it was appropriate to provide these grants to: (i) further incentivize the executives to implement the significant amount of work in separating the Company's HPC business from the other businesses; (ii) recognize the important contributions that each executive made to the completion of the HHI Divestiture; and (iii) acknowledge the additional responsibilities Mr. Smeltser and Mr. Zargar have assumed since the Fiscal 2023 separations of our former Chief Operating Officer and Chief Human Resources Officer, resulting in reduction of our Named Executive Officers from five to three. WTW assisted the Compensation Committee with establishing the size of these awards, including by providing information on how each executive’s total target direct compensation, including the supplemental grants, would compare to the median compensation of our survey and proxy peer companies. Our CEO did not receive a supplemental grant.
Each performance measure for our MIP and LTIP awards is defined, which is subject to adjustment for certain acquisitions, dispositions and other matters.
For MIP, “Adjusted EBITDA" means net earnings before interest, taxes, depreciation and amortization, and excluding restructuring, acquisition and integration charges, gain or loss on sale of one or more segments and other one-time charges.
For MIP, “Adjusted Average Inventory Turns” means the 12-month cost of goods sold divided by the 12-month average net inventory dollars, each calculated as of the end of Fiscal 24.
For MIP, “Net Sales” means the amount of revenue generated less returns, cash discounts, trade rebates and other spend or consumer offers that result in a reduction of revenue in accordance with generally accepted accounting principles in the U.S.

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GAAP. Net Sales achievement will be net of FX currency translation impact (e.g., achievement will exclude positive or negative impact(s) as a result of converting local currency sales into U.S. dollars), provided, that, global sales will not be adjusted for translation impact.
For LTIP, “Adjusted EBITDA” means net earnings before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, gain or loss on sale of one or more segments and other one-time charges.
For LTIP, “Adjusted Free Cash Flow” means "Adjusted EBITDA" plus or minus changes in current and long-term assets and liabilities, less cash payments for taxes, restructuring, interest and capital expenditures. Any reductions in Adjusted Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board approved acquisition or refinancing (in each case during the Performance Period) will be added back to Adjusted Free Cash Flow, subject to the approval of the Compensation Committee reasonably and in good faith.
For LTIP, “Adjusted Return on Average Equity” means the three (3) year cumulative Adjusted Net Income (Adjusted EBITDA less interest, taxes, depreciation and amortization) divided by the sum of Fiscal 2024, 2025 and 2026 average year total equity, excluding gain or loss on sale of one or more segments.
Reported versus Realized Pay
Our Compensation Committee closely monitors the pay-outs generated by our compensation programs each year. Although the Summary Compensation Table provides an overview of the cash and non-cash costs to the company of our CEO's and other NEOs’ compensation in a given year, it does not provide a clear summary of the pay realized for our NEOs because SEC rules requires reporting of the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted, even if awards may not be earned and paid out for several years.
The table below shows the compensation realized by our CEO.

Year of Compensation	Total Realized Pay[1] ($)	Realized Pay as a Percentage of Reported Pay[2] (%)

2024	5,328,552	50
2023	5,542,717	75
2022	6,807,748	100
1.For purposes of this comparison, “Realizable Pay” for each reporting year is defined as: (i) salary as reported in the Summary Compensation Table; (ii) the value of amounts paid under the MIP as reported in the Summary Compensation Table; (iii) the value of the equity-based awards vesting during the year; and (iv) all Other Compensation as reported in the Summary Compensation Table.
2.Reported Pay as reported in the Summary Compensation Table.
Base Salary
The annual base salaries at the end of Fiscal 2024 for our NEOs are set forth below, with only Mr. Smeltser, our Chief Financial Officer, receiving a modest salary increase of approximately 9% during Fiscal 2024 to remain competitive with the base salaries of Chief Financial Officers in our peer group, as recommended by our independent compensation consultant, WTW.

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Named Executive	Annual Base Salary at the end of Fiscal 2024 ($)

David M. Maura	900,000
Jeremy W. Smeltser	600,000
Ehsan Zargar	400,000
Management Incentive Plan
For Fiscal 2024, our MIP award levels achievable at target for each NEO were as follows:

Named Executive[1]	MIP Target as % of Annual Base Salary

David M. Maura	125%
Jeremy W. Smeltser	85%
Ehsan Zargar	60%
1.For Fiscal 2024, Mr. Smeltser's MIP award level increased from 80% to 85% in order to remain competitive with the annual incentive target opportunities of Chief Financial Officers in our peer group, as recommended by our independent compensation consultant, WTW.
The performance metrics for each of our NEOs were equal to those established for the Company as a whole. The maximum MIP bonus payable is 250% of target for Mr. Maura and 200% of target for our other continuing NEOs. Our Compensation Committee established the following equally weighted performance metrics for our MIP for Fiscal 2024:
•33.3% Adjusted EBITDA;
•33.3% Net Sales; and
•33.3% Adjusted Average Inventory Turns.
The table below shows the applicable levels of performance required to achieve threshold, target and maximum payouts for each of the three MIP performance metrics in Fiscal 2024. The table below also shows actual payouts under our MIP program. As shown below, there was an above target MIP payment for Fiscal 2024 because the previously established performance metrics were fully achieved.

		Performance Required to Achieve Bonus % as Indicated ($ in millions)

Performance Metric	Weight (% of Target Bonus)	Threshold (0%)	Target (100%)	Maximum (200%)[1]	Actual Results	Calculated 2024 Payout (% of Target Bonus)

Adjusted EBITDA	33.3%	$258.28	$286.98	$307.07	$319.18	200.00%
Adjusted Average Inventory Turns	33.3%	3.21	3.38	3.48	4.05	200.00%
Net Sales	33.3%	2,742.48	2,886.82	2,973.42	2,963.88	188.99%
1.Mr. Maura was eligible to receive a maximum MIP equal to 250% of target if we achieved Adjusted EBITDA, Adjusted Average Inventory Turns and Net Sales of $317.11 million, 3.53 and $3,016.72 million, respectively. Mr. Maura's calculated 2024 payout (% of target bonus) was 250% for Adjusted EBITDA and Adjusted Average Inventory Turns and 188.99% for Net Sales.
Long Term Incentive Plan
Fiscal 2024 LTIP Grants. Our Fiscal 2024 LTIP grants cover service and cumulative performance over the three-year period commencing October 1, 2023 and ending September 30, 2026. Of the LTIP grant, 70% is in the form of PSUs and will vest

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based on the achievement of cumulative Adjusted EBITDA, cumulative Adjusted Free Cash Flow and Adjusted Return on Equity over the three-year period. The remaining 30% is in the form of RSUs, which will vest based on continued service shortly following the end of such three-year period. In addition, with respect to the PSU component of the LTIP, there is an opportunity to earn additional PSUs if superior performance is achieved (subject to a cap of 125% of the target PSUs). Also, see discussion regarding the supplemental awards on page 42.
The chart below sets forth the number of PSUs and RSUs each NEO was granted in Fiscal 2024 pursuant to the LTIP.

Name[1]	70% Performance- Based (at Target)	30% Time Based	One-Time Time Based Renton Award	Potential Upside Performance -Based

David M. Maura	71,342	30,575	—	17,836
Jeremy W. Smeltser	15,854	6,795	18,874	3,964
Ehsan Zargar	19,025	8,153	18,874	4,756
1.For Fiscal 2024, Mr. Maura's target LTIP increased from $5.4 million to $6.75 million, Mr. Smeltser's target LTIP increased from $1.18 million to $1.5 million, and Mr. Zargar's target LTIP increased from $1.6 million to $1.8 million, in each case to remain competitive with the compensation levels of our peer group, as recommended by our independent compensation consultant, WTW.
The table below shows the three performance metrics for our NEOs and the applicable levels of performance required to achieve threshold, target and maximum vesting of PSUs.

Performance Measure (in $ millions)	Threshold (0% of PSUs vest)	Target (100% of PSUs vest)	Maximum (125% of PSUs vest)

Adjusted EBITDA	$860.9	$904.7	$915.8
Adjusted Free Cash Flow	$132.4	$214.2	$227.4
Adjusted Return on Equity	12.20%	13.60%	13.90%
Actual Payout of Fiscal 2022 PSUs. The PSUs granted in Fiscal 2022 were subject to performance over the three-year period that ended September 30, 2024, as shown in detail in our prior disclosure. The performance metrics were Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity. Our performance over this three-year period resulted in no payout for PSUs granted in Fiscal 2022 that would have vested in December 2024 if at least threshold performance was achieved, as reflected in the following table.

Name	Actual 2022 LTIP PSUs Earned and Vested	2022 LTIP PSUs Forfeited (from Target Grant Level)

David M. Maura	—	36,907
Jeremy W. Smeltser	—	8,065
Ehsan Zargar	—	10,935
Deferral and Post-Termination Benefits
Retirement Benefits. Our Company maintains a 401(k) plan for our employees, including our NEOs.
Supplemental Executive Life Insurance Program. During Fiscal 2024, each of Messrs. Maura, Smeltser, and Zargar participated in a program pursuant to which the Company, on behalf of each participant, made an annual contribution on October 1 equal to up to 15% of such participant’s base salary as of that date into a Company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the insurance provider. The Company

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is currently evaluating alternatives to this supplemental insurance program and expects that the alternative will be implemented during Fiscal 2025.
Post-Termination Benefits. As described below, the Company has entered into agreements with our NEOs which govern, among other things, post-termination benefits payable to each such NEO should their employment with the Company terminate. In each case, the receipt of post-termination benefits is subject to the NEO’s execution of a waiver and release agreement in favor of the Company and continued compliance with post-employment restrictive covenants and other executive cooperation.
Perquisites and Benefits
The Company provides certain limited perquisites and other benefits to certain executives, including our NEOs. Among these benefits are financial and tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance. We did not provide tax gross-ups for our NEOs.
Important Compensation Policies and Guidelines
Timing of Stock-Based Grants
The Company did not grant stock options to its employees during Fiscal 2024 and does not anticipate that it will use options as part of its compensation program going forward. The Company generally provides stock, restricted stock, RSUs and PSUs as part of the compensation program made available to directors, NEOs and other employees. With respect to annual stock awards granted in Fiscal 2024 to directors and NEOs, these were made (and the number of shares determined) on the second business day following the filing and public dissemination of the Company’s 10-K and audited financial statements.
Impact of Tax and Accounting Considerations
The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the shareholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors which may include the deductibility of such compensation under Section 162(m) of the Internal Revenue Code, to the extent applicable. However, this is not the driving or most influential factor, and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

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EXECUTIVE COMPENSATION TABLES
The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2024, Fiscal 2023 and Fiscal 2022 by our NEOs. We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this Proxy Statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the tables entitled “Summary Compensation Table,” “All Other Compensation Table for Fiscal 2024” and “Grants of Plan-Based Awards Table for Fiscal 2024.”
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)

David M. Maura Executive Chairman and Chief Executive Officer	2024	900,000	—	6,749,963	2,583,675	344,160	10,577,798
	2023	900,000	—	5,400,013	637,313	481,460	7,418,786
	2022	900,000	—	5,114,755	—	800,927	6,815,682
Jeremy Smeltser Executive Vice President and Chief Financial Officer	2024	592,115	—	2,750,068	1,001,283	189,790	4,533,256
	2023	550,000	—	1,179,961	249,260	204,618	2,183,839
	2022	550,000	—	1,117,652	—	185,696	1,853,348
Ehsan Zargar Executive Vice President, General Counsel and Corporate Secretary	2024	400,000	—	3,050,024	471,192	192,183	4,113,399
	2023	400,000	—	1,600,024	135,960	234,059	2,370,043
	2022	400,000	—	1,515,490	—	332,008	2,247,498
1.This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718 (for a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in our 2024 Annual Report). For Fiscal 2024, this column reflects grants under the LTIP and, for Mr. Smeltser and Mr. Zargar, the supplemental grants, including the grant date fair value of PSUs assuming target performance. If the maximum possible performance under the LTIP was used to determine the grant date value of the PSU portion of the 2024 LTIP, the value reported in this column for 2024 would have been as follows: Mr. Maura ($7,931,241); Mr. Smeltser, including his supplemental grant ($3,012,604); and Mr. Zargar, including his supplemental grant ($3,365,014). At the lowest level of performance, the PSUs are forfeited. The amounts shown in this column do not reflect the actual payout. For further information regarding LTIP grants, see “Compensation Discussion and Analysis-Fiscal 2024 Compensation Component Pay-Outs-Long-Term Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2024” and its accompanying footnotes.
2.For Fiscal 2024, this column represents cash amounts earned under the Company’s MIP program for performance during the applicable year. As presented in the table, there was an above target and below maximum MIP payment for Fiscal 2024 because the previously established performance targets were fully achieved and exceeded for all three metrics. For additional detail on the 2024 MIP and the determination of the awards thereunder, please refer to the discussion under the heading “Compensation Discussion and Analysis-Fiscal 2024 Compensation Component Pay-Outs-Management Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2024” and its accompanying footnotes.
3.Please see the following table for the details of the amounts that comprise the All Other Compensation column.

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All Other Compensation Table for Fiscal 2024

Name	Financial Planning Services Provided to Executive[2] ($)	Life Insurance Premiums Paid on Executives Behalf[3] ($)	Car Allowance/Personal Use of Company Car[4] ($)	Company Contributions to Executive's Qualified Retirement Plan[5] ($)	Company Contributions to Executive's Supplemental Life Insurance Policy[6] ($)	Dividends[7] ($)	Other ($)	Total ($)

David M. Maura[1]	—	7,391	—	13,800	75,606	247,363	—	344,160
Jeremy W. Smeltser	20,000	3,725	31,294	6,462	82,500	45,809	—	189,790
Ehsan Zargar	20,000	2,331	24,868	11,692	60,000	73,292	—	192,183
1.Mr. Maura voluntarily eliminated his financial planning and car allowance payments for Fiscal 2024.
2.For Fiscal 2024, the Company provided an allowance for expenses related to financial planning and tax preparation services in an amount of $20,000 (paid in March 2024) to Messrs. Smeltser and Zargar.
3.The amount represents the life insurance premium paid for Fiscal 2024. The Company provides life insurance coverage equal to three times base salary for each executive officer.
4.The Company sponsors a leased car or car allowance program. Under the leased car program, costs associated with using a vehicle are provided, which also include maintenance, insurance and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. As noted above, beginning with Fiscal 2020, Mr. Maura has declined his car allowance.
5.Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
6.This amount reflects the premium paid by the Company equal to up to 15% of base salary toward individual supplemental life insurance policies.
7.This amount reflects dividend equivalents paid in respect of RSUs held by NEOs which vested during Fiscal 2024 and were not factored into the grant date fair value of the RSUs.

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Grants of Plan-Based Awards Table for Fiscal 2024
The following table and footnotes provide information with respect to equity grants made to our NEOs during Fiscal 2024 as well as the range of future payouts under non-equity incentive awards for our NEOs.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[3] ($)

			Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)

David M. Maura	11/14/2023	[1]	—	1,125,000	2,812,500
	11/24/2023	[2]	—	—	—	71,342	89,178	30,575	$6,749,963
Jeremy Smeltser	11/14/2023	[1]	—	510,000	1,020,000
	11/24/2023	[2]	—	—	—	15,854	19,818	25,669	$2,750,068
Ehsan Zargar	11/14/2023	[1]	—	240,000	480,000
	11/24/2023	[2]	—	—	—	19,025	23,781	27,027	$3,050,024
1.Represents the threshold, target and maximum payouts under the Fiscal 2024 MIP. The actual amounts earned under the plan for Fiscal 2024 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Awards.” For Mr. Maura, the maximum payout for the disclosed awards is equal to 250% of target. For our other participating NEOs, the maximum payouts for the disclosed awards are equal to 200% of target. See “Compensation Discussion and Analysis-Fiscal 2024 Compensation Component Pay-Outs-Management Incentive Plan” for a discussion of the terms of the Fiscal 2024 MIP.
2.Represents the number of RSUs and PSUs awarded under the Fiscal 2024 LTIP grants, including the supplemental grants for Mr. Smeltser and Mr. Zargar of 18,874 RSUs each, and shows (a) the target and maximum payouts, denominated in the number of shares of stock, in respect of PSUs and (b) the number of shares of stock underlying the RSUs. See “Compensation Discussion and Analysis-Fiscal 2024 Compensation Components Pay-Outs-LTIP” for a discussion of the terms of these awards.
3.See footnote 1 to the Summary Compensation Table.

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Outstanding Equity Awards at the End of Fiscal 2024
The following table and footnotes set forth information regarding outstanding options and restricted stock unit awards as of September 30, 2024 for our NEOs. The market value of shares that have not vested was determined by multiplying $95.14, the closing market price of the Company’s stock on September 30, 2024, the last trading day of Fiscal 2024, by the number of shares.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1] (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[3] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)

David M. Maura	1,164	86.38	11/24/2025	—		—	—		—
	51,309	95.43	11/28/2026	—		—	—		—
				15,817	[4]	1,504,829	—	[5]	—
				32,530	[6]	3,094,904	75,904	[7]	7,221,507
				30,575	[8]	2,908,906	89,178	[9]	8,484,395
Jeremy Smeltser				3,456	[4]	328,804	—	[5]	—
				7,108	[6]	676,255	16,586	[7]	1,577,992
				25,669	[8]	2,442,149	19,818	[9]	1,885,485
Ehsan Zargar				4,687	[4]	445,921	—	[5]	—
				9,639	[6]	917,054	22,490	[7]	2,139,699
				27,027	[8]	2,571,349	23,781	[9]	2,262,524
1.This column shows the number of outstanding RSUs subject to time-based vesting.
2.The market value is based on the per share closing price of our common stock on September 30, 2024 ($95.14).
3.This column shows the number of Fiscal 2022, 2023 and 2024 LTIP PSUs subject to performance-based vesting. For the Fiscal 2022 PSU grants, we have shown the actual shares that became vested in December 2024 based on performance through Fiscal 2024 year-end (no payout). For the Fiscal 2023 PSU grants, we have shown the number of PSUs that would be payable upon target level of performance. For the Fiscal 2024 PSU grants, we have shown the number of PSUs that would be payable upon the maximum level of performance.
4.These Fiscal 2022 LTIP RSUs vested on December 6, 2024.
5.These Fiscal 2022 LTIP PSUs vested on December 6, 2024, but threshold achievement was not reached resulting in no payout.
6.These Fiscal 2023 LTIP RSUs vest on December 5, 2025, subject to continued employment.
7.These Fiscal 2023 LTIP PSUs vest on December 5, 2025, subject to continued employment and achievement of the applicable performance metrics.
8.These Fiscal 2024 LTIP RSUs vest on December 4, 2026, subject to continued employment.
9.These Fiscal 2024 LTIP PSUs vest on December 4, 2026, subject to continued employment and achievement of the applicable performance metrics.

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Option Exercises and Stock Vested During Fiscal 2024
The following table and footnotes provide information regarding option exercises and stock awards vesting during Fiscal 2024 for our NEOs.

	Stock Awards		Option Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

David M. Maura[1,2]	49,080	3,523,944	26,743	319,579
Jeremy Smeltser[3]	9,089	652,590	—	—
Ehsan Zargar[4,5]	14,542	1,044,116	5,009	59,807
1.For stock awards, the amount for Mr. Maura in this column represents the value realized upon the vesting of 49,080 RSUs and PSUs on December 4, 2023. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $71.80 on December 4, 2023.
2.For option awards, the amount for Mr. Maura in this column represents the value realized upon the exercise of 26,743 NQ stock options on May 10, 2024. The value was computed by multiplying the number of options exercised by the closing price per share of the Company’s common stock on such exercise date, which was $94.80, less the option price of $82.85. The number of shares reported includes the number of shares withheld by the Company for payment of the exercise price and tax liability incident to the exercise.
3.The amount for Mr. Smeltser in this column represents the value realized upon the vesting of 9,089 RSUs and PSUs on December 4, 2023. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $71.80 on December 4, 2023.
4.For stock awards, the amount for Mr. Zargar in this column represents the value realized upon the vesting of 14,542 RSUs and PSUs on December 4, 2023. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on such vesting date, which was $71.80 on December 4, 2023.
5.For option awards, the amount for Mr. Zargar in this column represents the value realized upon the exercise of 5,009 NQ stock options on May 10, 2024. The value was computed by multiplying the number of options exercised by the closing price per share of the Company’s common stock on such exercise date, which was $94.80, less the option price of $82.86. The number of shares reported includes the number of shares withheld by the Company for payment of the exercise price and tax liability incident to the exercise.
The amounts set forth in the table above under the "Value Realized on Vesting" column reflect the value of shares on the vesting date and value realized on the exercise date. It is important to consider the following factors when reading this table:
•All of Mr. Maura’s stock awards reflected in this table were granted at the beginning of Fiscal 2021 and required three years of service, plus performance achievement for the PSUs, in order for the executive to receive any potential value for these awards;
•All of Mr. Maura’s stock options reflected in this table were granted on November 25, 2014 and were approaching their expiration date of November 25, 2024;
•For Mr. Maura's awards granted in Fiscal 2021, approximately 49% of the amounts reflect the vesting of PSUs that were eligible for vesting only if we met preset performance criteria based on financial metrics over a three-year period from Fiscal 2021-2023, based strictly on the metrics disclosed in the proxy for the year granted without any adjustments;
•These PSUs were earned at below target performance level based on our achievement of these preset performance criteria; and
•Although the columns in the table are required to state that it is the “value realized”, as of the date of this filing, Mr. Maura has not sold any of the shares that vested on December 4, 2023 or stock acquired from the stock option exercise on May 10, 2024, other than the required withholding of shares by the Company to satisfy its tax withholding obligations.

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Pension Benefits
None of our NEOs participated in any pension plans during, or as of the end of, Fiscal 2024.
Non-Qualified Deferred Compensation
None of our NEOs participated in any Company non-qualified deferred compensation programs during, or as of the end of, Fiscal 2024.
Termination and Change in Control Provisions
Awards under the Company Equity Plan
For purposes of these incentive plans, “change in control” generally means the occurrence of any of the events listed below and “Applicable Company” means the Company or SPB Legacy with respect to the former equity plan of SPB Legacy which was assumed by the Company:
1.the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Applicable Company’s then outstanding securities;
2.individuals who constituted our Board at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of our Board;
3.consummation of a merger or consolidation of the Applicable Company or any direct or indirect subsidiary of the Applicable Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Applicable Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Applicable Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Applicable Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Applicable Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Applicable Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Applicable Company as a result of which a Designated Holder (as defined below) owns after such transaction more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
4.approval by the shareholders of the Applicable Company of either a complete liquidation or dissolution of the Applicable Company or the sale or other disposition of all or substantially all of the assets of the Applicable Company, other than a sale or disposition by the Applicable Company of all or substantially all of the assets of the Applicable Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Applicable Company in substantially the same proportions as their ownership of the Applicable Company immediately prior to such sale; provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Applicable Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG and their respective affiliates and subsidiaries (the “Designated Holders”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the Applicable Company or any successor.

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Executive-Specific Provisions Regarding Employment, Termination and Change in Control
Agreements with NEOs
Our Compensation Committee periodically evaluates the appropriateness of entering into employment agreements, severance agreements or other written agreements with the Company’s NEOs to govern compensation and other aspects of the employment relationship. During Fiscal 2024, the Company and/or its wholly owned subsidiary, SBI, had written employment agreements with its NEOs as follows: (i) an Employment Agreement, dated January 20, 2016, as amended and restated on dated April 25, 2018, with Mr. Maura (the “Maura Employment Agreement”); (ii) an employment agreement, dated September 9, 2019, with Mr. Smeltser (the “Smeltser Employment Agreement”); and (iii) an employment Agreement, dated October 1, 2018, with Mr. Zargar (the “Zargar Employment Agreement”).
Agreement with Mr. Maura
Pursuant to the Maura Employment Agreement, the initial term was until April 24, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Maura Employment Agreement provides Mr. Maura with an annual base salary as Executive Chairman of $700,000 and an annual base salary of $200,000 for the duration of his services as CEO, and he will be eligible to receive a performance-based MIP bonus for each fiscal year, based on a target of 125% of his total base salary, as may be applicable at the time (the “Target Amount”), paid during the applicable fiscal year during the term of the Maura Employment Agreement, provided the Company achieves certain annual performance goals as established by our Board and/or our Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash. If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the year following the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.
Under the terms of the Maura Employment Agreement, Mr. Maura was entitled to receive a performance-based EIP grant with a target value of $3.2 million for his service as Executive Chairman and CEO and a performance-based S3B grant with a target value of $3 million, each in accordance with those programs’ grant cycles. In Fiscal 2019, our Compensation Committee eliminated the EIP and S3B bonus programs and replaced them with our performance based LTIP program. Based on the review of peer groups, Mr. Maura received an LTIP grant with target value of $5.4 million for Fiscal 2024. In addition, at the discretion of the Compensation Committee and/or the Board, Mr. Maura is also eligible to receive future grants and/or participate in future multi-year incentive programs.
The Maura Employment Agreement also provides Mr. Maura with, among other things: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program which Mr. Maura has waived beginning in Fiscal 2020; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice, which Mr. Maura waived in Fiscal 2024; and (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.
Under the Maura Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances. In general, termination as Executive Chairman and as CEO is determined separately, so that termination from either position will generally provide for payments in respect only of that position and a termination from both positions will provide for payments in respect of both positions.
In the event that Mr. Maura is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” from his role as Executive Chairman or as CEO or all his roles, Mr. Maura’s compensation (with respect to such roles) and other benefits (in the case where he is terminated from all his roles) provided under his employment agreement ceases at the time of such termination, and Mr. Maura is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Maura accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.
If Mr. Maura’s role as CEO is terminated (without terminating his role as Executive Chairman), without “cause,” by the Company, by Mr. Maura for “good reason,” due to Mr. Maura’s death or disability or upon a Company-initiated non-renewal or upon a change in control, Mr. Maura will be entitled to receive the following severance benefits: (i) the vesting of $250,000 of his outstanding time-based equity awards, based on grant-date value, as determined by the Compensation Committee; (ii) a cash payment of $500,000 payable ratably on a monthly basis in arrears over the 12-month period following such termination;

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and (iii) a pro rata portion, in cash, of the annual MIP bonus related to the base salary that Mr. Maura would have earned for the fiscal year in which termination occurs. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination (as defined below) during the initial term of the Maura Employment Agreement, then instead of the payment in clause (ii) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to $500,000 or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.
In addition to the payments above, if Mr. Maura’s employment (as Executive Chairman) is terminated by the Company without “cause,” by Mr. Maura for “good reason,” upon Mr. Maura’s death or disability or upon a Company-initiated non-renewal of his employment agreement, the Company shall pay or provide for Mr. Maura: (i) (a) a cash payment equal to 1.5 times the base salary in effect immediately prior to his termination, plus (b) a cash payment equal to 1.0 times his target annual MIP bonus of 125% of his then-current base salary, each payable ratably on a monthly basis over the 18-month period immediately following his termination; (ii) the pro rata portion, in cash, of the annual MIP bonus (if any) he would have earned for the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Maura for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, provide Mr. Maura and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Maura and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Maura or the Company than the cost to Mr. Maura and the Company immediately prior to such date; and (iv) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination during the initial term of the Maura Employment Agreement, then instead of the payment in clause (i)(a) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5 times his then-current base salary or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.
If Mr. Maura’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Maura for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control (a “CIC Termination”), then Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “good reason,” and all of his outstanding and unvested performance-based equity awards will vest in full (at the target level).
The payment of the severance payments and vesting of equity awards described above with respect to a termination of Mr. Maura’s employment are conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its controlled affiliates and Mr. Maura’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-competition and non-solicitation provisions extend for 18 months following Mr. Maura’s termination, and the confidentiality provisions extend for seven years following Mr. Maura’s termination.
Under the Maura Employment Agreement, (a) “good reason” is defined as the occurrence of any of the following events without Mr. Maura’s consent: (i) any reduction in Mr. Maura’s annual base salary or target MIP bonus opportunity then in effect; (ii) the required relocation of Mr. Maura’s office at which he is principally employed as of April 25, 2018 to a location more than 50 miles from such office or the requirement by the Company that Mr. Maura be based at a location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change in the nature or scope of Mr. Maura’s responsibilities, authorities, powers, functions or duties; (iv) a breach by the Company of any of its other material obligations under the Maura Employment Agreement; or (v) the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Maura Employment Agreement; and (b) “cause” is defined, in general, as the occurrence of any of the following events: (i) the commission by Mr. Maura of any deliberate and premeditated act taken by Mr. Maura in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura has been convicted of or pleads nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of our Board, which is not cured after 30

Spectrum Brands Holdings, Inc.	54	2025 Proxy Statement

calendar days’ notice; or (v) Mr. Maura materially breaches any of the terms of the Maura Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.
Agreement with Mr. Smeltser
On September 9, 2019, the Company entered into an employment agreement with Jeremy W. Smeltser. Pursuant to the Smeltser Employment Agreement, the initial term was until September 30, 2020 and thereafter is subject to automatic one-year renewals, subject to earlier termination. The Smeltser Employment Agreement provided for an initial annual base salary of $500,000, subject to periodic review and increase by the Compensation Committee, in its discretion. As of Fiscal 2024, Mr. Smelter's annual base salary has increased to $600,000. In addition, the Smelter Employment Agreement provided for a performance-based cash bonus under the MIP for each fiscal year (commencing with Fiscal 2020) during the term of the agreement, with a MIP target of at least 80% (and a maximum of 160%) of Mr. Smeltser’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. As of Fiscal 2024, the bonus will be based on a target of at least 85% (and a maximum of 170%) of Mr. Smeltser's base salary. If such performance goals are met, the MIP bonus will be payable in cash, provided that Mr. Smeltser remains employed with the corporation on the date the bonus is paid.
The Smeltser Employment Agreement provides that on or prior to December 31, 2019, Mr. Smeltser was to receive an equity or equity based award with a grant date value of $1,000,000 and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2021), he shall be eligible to receive an equity or equity based award with a target value of at least 200% of his base salary. As of Fiscal 2024, Mr. Smelter's annual equity award grant date target value has been increased to approximately $1,500,000.
The Smeltser Employment Agreement also provides Mr. Smeltser with certain other compensation and benefits, including: (i) relocation reimbursement of up to $75,000 as well as the use of a Company-funded apartment for up to 12 months; (ii) four weeks of paid vacation for each full year; (iii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officers of the Company; and (iv) eligibility for Mr. Smeltser to participate in the Company’s executive auto lease program during the term of the employment agreement.
The Smeltser Employment Agreement contains the following provisions applicable upon the termination of Mr. Smeltser’s employment with the Company and/or in the event of a change in control of the Company.
In the event that Mr. Smeltser is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Smeltser’s salary and other benefits provided under his employment agreement cease at the time of such termination, and Mr. Smeltser is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Smeltser would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Smeltser accrued pay and benefits.
If the employment of Mr. Smeltser with the Company is terminated by the Company without “cause,” by Mr. Smeltser for “good reason,” or is terminated due to Mr. Smeltser’s death or disability, Mr. Smeltser is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Smeltser’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Smeltser (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Smeltser the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Smeltser for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Smeltser and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Smeltser and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Smeltser his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will vest on a pro rata basis, and all performance-based awards will be forfeited.

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The non-competition and non-solicitation provisions extend for 18 months following Mr. Smeltser’s termination, and the confidentiality provisions extend for up to seven years following Mr. Smeltser’s termination. Mr. Smeltser is also subject to a cooperation provision that extends for six years following Mr. Smeltser’s termination.
The definitions of “good reason” and “cause” under the Smeltser Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.
Agreement with Mr. Zargar
On September 13, 2018, the Company and SBI and Mr. Zargar entered into an employment agreement which became effective as of October 1, 2018. The initial term of the Zargar Employment Agreement was until September 30, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Zargar Employment Agreement provides Mr. Zargar with an annual base salary of $400,000, and he will be eligible to receive a performance-based management incentive plan bonus for each fiscal year starting in Fiscal 2019, based on a target of at least 60% of the then-current base salary (the “Target Amount”) paid during the applicable fiscal year during the term, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee. If such performance goals are met, the bonus will be payable in cash. If Mr. Zargar exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee provided that the bonus will not exceed 200% of the Target Amount.
Mr. Zargar will also be eligible for future equity awards under the Company’s equity plan at the discretion of the Compensation Committee and/or Board and will be eligible to participate in future multi-year incentive programs as may be adopted from time to time. The Zargar Employment Agreement also provides Mr. Zargar with certain other compensation and benefits, including the following: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Zargar to participate in the Company’s executive auto lease program; (iii) a stipend for corporate apartment and income tax filings and returns preparation and advice and estate planning advice; and (iv) eligibility for Mr. Zargar to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.
Under the Zargar Employment Agreement, Mr. Zargar is entitled to receive severance benefits if his employment is terminated under certain circumstances. In the event that Mr. Zargar is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Zargar’s compensation and other benefits provided under his employment agreement cease at the time of such termination, and Mr. Zargar is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Zargar accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.
If Mr. Zargar’s employment is terminated by the Company without “cause,” by Mr. Zargar for “good reason” (as defined below) or by reason of death or by the Company for disability or upon a Company-initiated non-renewal, he will be entitled to the following severance benefits: (i) a cash payment equal to 2.99 times his then-current base salary, (ii) a cash payment equal to 1.5 times his then-current target annual MIP bonus, each payable ratably on a monthly basis over the 18-month period following termination; (iii) a pro rata portion, in cash, of the annual bonus Mr. Zargar would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iv) for the 18-month period following termination provide Mr. Zargar and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Zargar and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Zargar or the Company than the cost to Mr. Zargar or the Company immediately prior to such date; and (v) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding performance-based and time-based equity awards will immediately vest in full (at target) as provided in the applicable equity award agreements.
In the case of termination, severance payments and vesting are conditioned upon Mr. Zargar’s execution of a release of claims in favor of the Company and its affiliates and Mr. Zargar’s compliance with the non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-solicitation provisions extend for 18 months following Mr. Zargar’s termination and the confidentiality provisions extend for seven years following Mr. Zargar’s termination. Mr. Zargar is also subject to a two-year cooperation provision.
The definitions of “good reason” and “cause” under the Zargar Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Spectrum Brands Holdings, Inc.	56	2025 Proxy Statement

Amounts Payable upon Termination or Change in Control
The following tables set forth the amounts that would have been payable September 30, 2024 to each of our NEOs who were employed by the Company as NEOs on the last day of Fiscal 2024 under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on September 30, 2024.
David Maura

	Termination Scenarios (Assumes Termination on 9/30/2024)

Component	Without Good Reason or For Cause ($)	With Good Reason or Without Cause ($)	Upon Death or Disability ($)	Change in Control & Termination ($)

Cash Severance[1]	—	2,425,000	2,425,000	2,425,000
Annual Bonus[2]	—	2,583,675	2,583,675	2,583,675
Equity Awards (Intrinsic Value)[3]
Unvested Restricted Stock[4,5]	—	7,508,639	7,508,639	25,028,955
Other Benefits
Health and Welfare[6]	—	11,414	11,414	11,414
Car Allowance[7]	—	24,000	24,000	24,000
Accrued, Unused Vacation[8]	—	4,803	4,803	4,803
Total	—	12,557,531	12,557,531	30,077,847
1.Reflects cash severance payment, under the applicable termination scenarios, of $500,000 for termination of the role of CEO, plus 1.5x Executive Chairman base salary and 1.0x the Fiscal 2024 Executive Chairman target bonus. Payments are to be made in monthly installments over 12 or 18 months (for the CEO and Executive Chairman payments, respectively) subject to the requirements of Section 409A of the Internal Revenue Code.
2.Reflects annual MIP bonus for Fiscal 2024 payable at 229.66% of target. Payment is subject to Section 409A of the Internal Revenue Code.
3.Reflects value of accelerated vesting of equity awards, if any, using a stock price of $95.14 which was the Company’s closing price on September 30, 2024.
4.Upon a termination without cause or due to death or disability or for resignation with good reason, all time-based RSUs would fully vest.
5.Upon a termination in connection with a change in control that occurs between 60 days prior to the change in control and the one-year anniversary of the change in control, all RSUs and PSUs would be subject to accelerated vesting at target.
6.Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
7.Reflects 12 months of car allowance continuation, which Mr. Maura elected not to receive in Fiscal 2024.
8.Represents compensation for 11.1 hours of unused vacation time in Fiscal 2024.

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Jeremy W. Smeltser

	Termination Scenarios (Assumes Termination on 9/30/2024)

Component	Without Good Reason or For Cause ($)	With Good Reason or Without Cause ($)	Upon Death or Disability ($)	Change in Control & Termination ($)

Cash Severance[1]	—	1,410,000	1,410,000	1,410,000
Annual Bonus[2]	—	1,001,283	1,001,283	1,001,283
Equity Awards (Intrinsic Value)[3]
Unvested Restricted Stock[4]	—	1,389,425	1,389,425	1,389,425
Other Benefits
Health and Welfare[5]	—	11,414	11,414	11,414
Car Allowance[6]	—	30,797	30,797	30,797
Accrued, Unused Vacation[7]	—	—	—	—
Total	—	3,842,919	3,842,919	3,842,919
1.Reflects cash severance payment, under the applicable termination scenarios, of 1.5x base salary and 1.0x the Fiscal 2024 target bonus. Payments are to be made in monthly installments over 18 months subject to the requirements of Section 409A of the Internal Revenue Code.
2.Reflects annual MIP bonus for Fiscal 2024 payable at 196.33% of target. Payment is subject to Section 409A of the Internal Revenue Code.
3.Reflects value of accelerated vesting of equity awards, if any, using a stock price of $95.14 which was the Company’s closing price on September 30, 2024.
4. 4Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs will vest pro rata based on days worked during the vesting period December 6, 2021 through December 6, 2024 for the 2022 LTIP RSUs, December 5, 2022 through December 5, 2025 for the 2023 LTIP RSUs, December 4, 2023 through December 4, 2026 for the 2024 LTIP RSUs, and December 4, 2023 through December 4, 2026 for the supplemental grants in Fiscal 2024.
5.Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
6.Reflects 12 months of car allowance continuation.
7.Represents compensation for 0 hours of unused vacation time in Fiscal 2024.

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Ehsan Zargar

	Termination Scenarios (Assumes Termination on 9/30/2024)

Component	Without Good Reason or For Cause ($)	With Good Reason or Without Cause ($)	Upon Death or Disability ($)	Change in Control & Termination ($)

Cash Severance[1]	—	1,556,000	1,556,000	1,556,000
Annual Bonus[2]	—	471,192	471,192	471,192
Equity Awards (Intrinsic Value)[3]
Unvested Restricted Stock[4]	—	8,924,417	8,924,417	8,924,417
Other Benefits
Health and Welfare[5]	—	3,816	3,816	3,816
Car Allowance[6]	—	23,905	23,905	23,905
Accrued, Unused Vacation[7]	—	13,673	13,673	13,673
Total	—	10,993,003	10,993,003	10,993,003
1.Reflects cash severance payment, under the applicable termination scenarios, of 2.99x base salary and 1.5x the Fiscal 2024 target bonus. Payments are to be made in monthly installments over 18 months subject to the requirements of Section 409A of the Internal Revenue Code.
2.Reflects annual MIP bonus for Fiscal 2024 payable at 196.33% of target. Payment is subject to Section 409A of the Internal Revenue Code.
3.Reflects value of accelerated vesting of equity awards, if any, using a stock price of $95.14 which was the Company’s closing price on September 30, 2024.
4.Upon a termination without cause or in connection with a change in control or for resignation with good reason or for death or disability, all RSUs and PSUs, including the supplemental grants in Fiscal 2024, would be subject to accelerated vesting at target.
5.Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
6.Reflects 12 months of car allowance continuation.
7.Represents compensation for 71.1 hours of unused vacation time in Fiscal 2024.
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Terry L. Polistina (Chair)
Sherianne James
Gautam Patel

Spectrum Brands Holdings, Inc.	59	2025 Proxy Statement

FISCAL 2024 CEO PAY RATIO
Under rules adopted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to determine and disclose the ratio of the annual total compensation of our CEO to that of our global median employee.
To determine the median employee, we made a determination from our global employee population. We established a consistently applied compensation measure of annualized base pay, converted to U.S. dollars based on applicable exchange rates as of September 30, 2024. Our population was evaluated as of September 30, 2024 and reflects paid compensation for the entire fiscal year. Where allowed under the rule, we have annualized compensation for employees newly hired during Fiscal 2024.
Based on the above determination, the total compensation (using the same methodology as we use for our NEOs as set forth in the Summary Compensation Table in this Proxy Statement) for the median employee is $76,567. Using the CEO’s total compensation of $10,577,798 under the same methodology, the resulting ratio is 138:1. The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

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PAY VERSUS PERFORMANCE
As required by SEC disclosure rules, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the fiscal years set forth in the table below. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. For a discussion of how our Compensation Committee assessed Company performance and our named executive officers’ compensation, see “Compensation Discussion and Analysis” on page 32 of this Proxy Statement.

					Value of Initial Fixed $100 Investment Based On:

Fiscal Year	Summary Compensation Total for PEO($)[1]	Compensation Actually Paid to PEO($)[2]	Average Summary Compensation Table Total for Non-PEO NEOs($)[3]	Average Compensation Actually Paid to Non- PEO NEOs($)[4]	Total Shareholder Return($)[5]	Peer Group Total Shareholder Return($)[5]	Net Income($)[6]	Adjusted EBITDA($)[7]

2024	10,577,798	14,719,467	4,323,328	5,902,247	181.59	132.76	124.8	371.8
2023	7,418,786	15,184,023	1,517,541	2,536,143	146.55	106.13	1,801.9	275.1
2022	6,815,682	(9,871,558)	1,989,920	(2,094,301)	71.13	91.57	72.7	283.1
2021	8,606,325	21,852,381	2,465,198	5,141,570	170.99	99.86	189.6	391.8
1.The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, which for each year in the table was David Maura.
2.The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K.  The dollar amounts do not reflect the actual amount of compensation earned by or paid to such executive during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments set forth below were made to the total compensation for each year to determine the compensation actually paid. Adjusted fair values have been determined using, as applicable, updated stock price and assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date.

Fiscal Year	2021($)	2022($)	2023($)	2024($)

Total from Summary Compensation Table	8,606,325	6,815,682	7,418,786	10,577,798
- Amount reported in the Summary Compensation Table for Stock Awards and Option Awards	(5,399,980)	(5,114,755)	(5,400,013)	(6,749,963)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	8,861,580	617,338	8,495,804	9,696,384
+/- Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (Including Modifications)	9,146,349	(12,656,942)	2,551,834	1,516,743
- Fair Value at Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year	0	0	0	0
+/- Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	638,107	467,119	2,117,612	(321,495)
Compensation Actually Paid	21,852,381	(9,871,558)	15,184,023	14,719,467

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3.The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO named executive officers (“Non-PEO NEOs”) as a group in the “Total” column of the Summary Compensation Table in each applicable year. For purposes of calculating the average amounts in each applicable year, the names of each of the Non-PEO NEOs for fiscal years 2021, 2022, and 2023 are as follows: Jeremy Smeltser, Ehsan Zargar, Randal Lewis and Rebeckah Long. For fiscal year 2024, the names of the Non-PEO NEOs are Jeremy Smeltser and Ehsan Zargar.
4.The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group in the applicable year as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments set forth below were made to the average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described in Note 2 above.

Fiscal Year	2021($)	2022($)	2023($)	2024($)

Total from Summary Compensation Table	2,465,198	1,989,920	1,517,541	4,323,328
- Amount reported in the Summary Compensation Table for Stock Awards and Option Awards	(1,287,499)	(1,295,253)	(694,996)	(2,900,047)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	2,112,841	156,335	1,093,433	4,165,943
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (Including Modifications)	1,730,537	(3,017,765)	312,348	390,420
- Fair Value at Prior Fiscal Year-End of Stock and Option Awards Forfeited during the Covered Year	0	0	(235,142)	0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	120,493	72,463	542,958	(77,396)
Compensation Actually Paid	5,141,570	(2,094,301)	2,536,143	5,902,247
5.Cumulative TSR is determined over the applicable period shown in the table assuming that $100 was invested from September 30, 2020 until September 30, 2024, and assumes the reinvestment of all dividends, if any. The shareholder return is not necessarily indicative of future performance and will not make or endorse any predictions as to future stockholder returns. Peer group TSR was based on the peer group we use for purposes of Item 201(e)(1)(ii) of Regulation S-K, which was the S&P 500 Household Products Index (the “Peer Group”).
6.Net Income includes Net Income From Discontinued Operations, Net of Tax.
7.“Adjusted EBITDA” means net income from continuing operations before income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets); and further excludes non-cash adjustments including share-based compensation; impairment charges on property plant and equipment, right of use lease assets and goodwill and other intangible assets, gain or loss from early extinguishment of debt through repurchase or early redemption of debt; purchase accounting adjustments recognized in income subsequent to an acquisition attributable to the step-up in value on asset acquired; and other one-time charges including, but no limited to, incremental costs associated with strategic transactions, restructuring, and optimization initiatives such as acquisition or divestiture of a business, related integration or separation costs, or the development and implementation of strategies to optimize or restructure the Company and its operations. For purposes of determining performance under the MIP and LTIP, the result of the formula in the preceding sentence is then adjusted by the Compensation Committee in good faith, after consultation with the Chief Executive Officer, so as to negate the effects of any dispositions; provided, however, that Adjusted EBITDA resulting from businesses or products lines acquired (in Board approved transactions) during the applicable timeframe will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate (after consultation with the Chief Executive Officer), be included in the calculation from the date of acquisition.

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Performance Measures
Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2024, to Company performance.

Measure	How We Used the Measure

Adjusted EBITDA	Metric in MIP and LTIP
Adjusted Average Inventory Turns	Metric in MIP
Net Sales	Metric in MIP
Adjusted Return on Average Equity	Metric in LTIP
Adjusted Free Cash Flow	Metric in LTIP
Relationship Between Pay and Performance.
See the graphs below for further information on the relationship between CAP and performance.
Compensation Actually Paid and TSR

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Compensation Actually Paid and Net Income
Compensation Actually Paid and Adjusted EBITDA

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Security Ownership of Certain Beneficial Owners and
Management and Related Stockholder Matters

BENEFICIAL OWNERSHIP TABLE
The following table sets forth information regarding beneficial ownership of our common stock as of June 17, 2025 (the Record Date), by:
•Each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock (each, a “5% Stockholder”);
•Our NEOs for Fiscal 2024;
•Each of our directors; and
•All directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 24,534,650 shares of common stock issued and outstanding as of the close of business on June 17, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to vested options, as well as options and RSUs held by that person that are currently expected to vest within 60 days of June 17, 2025, are all deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

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Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares

5% Stockholders
Vanguard Group Inc.[1]	3,679,829	15.0%
Allspring Global Investment Holdings, LLC[2]	1,502,914	6.1%
American Century Investment Management, Inc.[3]	1,489,976	6.1%
Pzena Investment Management LLC[4]	1,334,033	5.4%
American Century Companies Inc.[5]	1,319,420	5.4%
Our Directors and Named Executive Officers
Leslie L. Campbell	10,386	*
Joan Chow	8,359	*
Sherianne James	18,615	*
David M. Maura[6]	684,196	2.8%
Gautam Patel	14,769	*
Terry L. Polistina	47,361	*
Hugh R. Rovit	45,784	*
Jeremy W. Smeltser	23,146	*
Ehsan Zargar	108,739	*
All Directors and Executive Officers as a Group	961,355	3.9%
1.Based solely on a Schedule 13G/A, filed with the SEC on February 13, 2024. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, PA, 19355.
2.Based solely on a Schedule 13G/A, filed with the SEC on April 15, 2025. The address of Allspring Global Investments Holdings, LLC is 1415 Vantage Park Drive, 3rd Floor, Charlotte, NC, 28203.
3.Based solely on a Schedule 13G, filed with the SEC on May 15, 2025. The address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, MO 64111.
4.Based solely on a Schedule 13G, filed with the SEC on April 28, 2025. The address of Pzena Investment Management LLC is 320 Park Avenue, 8th Floor, New York, NY, 10022.
5.Based solely on a Schedule 13F-HR, filed with the SEC on May 13, 2025. The address of American Century Companies, Inc. is 4500 Main Street, Kansas City, MO, 64111.
6.Includes shares of common stock underlying options that have vested for Mr. Maura totaling 51,309.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2024 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were satisfied in a timely manner during Fiscal 2024 with respect to the Company.

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Certain Relationships and Related Transactions

POLICIES ON TRANSACTIONS WITH RELATED PERSONS
All of the Company’s executive officers, directors and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors or employees. In cases involving executive officers, directors or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s CEO for final approval. Also, see discussion on director independence on page 20.
The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related-person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.
In addition, under our Corporate Governance Guidelines, our directors are prohibited from taking for themselves opportunities related to the Company’s business that are presented to them in their capacity as a director for the Company’s benefit, from using our property, information or position for personal gain or from competing with the Company for business opportunities if such opportunities were presented to them in their capacity as a director for the Company’s benefit. If the Company’s disinterested Board members determine that the Company will not pursue an opportunity that relates to our business and consent to a director then personally pursuing the opportunity, then the director may do so. The Company has declined, and in the future, may decline, such opportunities and our directors may pursue such opportunities.
For more information on the Company’s policies and procedures for review and approval of related-person transactions, please see the Company’s Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.”
Transactions with Related Persons
None
Other Transactions
None

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Principal Accounting Fees and Services

The following table summarizes the fees KPMG LLP, our independent registered public accounting firm, billed to the Company.

(in millions)	2024	2023

Audit Fees	$5.8	$5.6
Audit-Related Fees	2.8	2.4
Tax Fees	—	—
All Other Fees	0.1	0.4
Total	$8.7	$8.4
In the above table, in accordance with the SEC’s definition and rules, “Audit Fees” are fees paid to KPMG LLP for professional services for the audit of the Company, and our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the due diligence activities relating to mergers and acquisitions, including the audit of standalone carve-out financial statements used as part of our divestiture of the Global Batteries and Lighting and Global Auto Care divisions. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.
PRE-APPROVAL OF INDEPENDENT AUDITORS SERVICES AND FEES
The Audit Committee pre-approved the audit services engagement performed by KPMG LLP for the year ended September 30, 2024. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, or audit-related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

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PROPOSAL 1
Election of Directors

In accordance with our By-Laws and Charter, our Board currently consists of seven members. Our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board, and such nominees are reviewed and approved by the entirety of our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees for election at the Annual Meeting are Sherianne James, Leslie L. Campbell, Joan Chow, Hugh R. Rovit, Gautam Patel, David M. Maura and Terry L. Polistina. The nominees have consented to continue to serve as directors if elected. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the slate for re-election – this year that number is seven.
VOTE REQUIRED
Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy. For purposes of this proposal, a majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election.
Our majority voting policy provides that in the event an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

Our Board Recommends a Vote “FOR” the Election of the Nominees for Director.

Spectrum Brands Holdings, Inc.	69	2025 Proxy Statement

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2025. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.
Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action represents a majority of the votes represented at the Annual Meeting in person or by proxy. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.
To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.
For information about the professional services rendered by KPMG to us for Fiscal 2024, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”
VOTE REQUIRED
The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2025.

Our Board of Directors Recommends That You Vote “FOR” the Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2025.

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PROPOSAL 3
Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, stockholders will be asked to vote on the following resolution at the Annual Meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement for this meeting.”
This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement. Our Board and our Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of our named executive officers.

Our Board of Directors Recommends That You Vote “FOR” the Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers.

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Other Business

As of the date hereof, the Board knows of no other matters to be brought before the meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.
Communications With Our Board

We believe that communications between the Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.
If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:
•Forward the letter to the director or directors to whom it is addressed;
•Attempt to handle the matter directly (as where information about the Company or its stock is requested); or
•Not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.
A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.
Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:
Spectrum Brands Holdings, Inc.
Attention: Audit Committee Chair
3001 Deming Way
Middleton, WI 53562
All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

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Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this Proxy Statement. All statements, other than statements of historical facts included or incorporated by reference in this Proxy Statement, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, the geopolitical environment and impact of tariffs and information concerning expected actions of third parties are forward-looking statements. When used in this Proxy Statement, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Because these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:
•The economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States ("U.S.") or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face;
•The impact of a number of local, regional and global uncertainties could negatively impact our business;
•The negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East and disruptions to international trade, supply chain and shipping routes and pricing, and on our operations and those operations of our customers, suppliers and other stakeholders;
•Our increased reliance on third-party partners, suppliers, and distributors that are outside our control to achieve our business objectives;
•The impact of government intervention with or influence on the operations of our suppliers, including in China;
•The impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers;
•The impact of our indebtedness and financial leverage position on our business, financial condition, and results of operations;
•The impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;
•Any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;
•The effects of general economic conditions, including the impact of, uncertainty around and changes to tariffs and trade policies, including the tariffs announced by the Trump Administration in February 2025, inflation, recession or fears of a recession, depression or fears of a depression, labor costs, and stock market volatility or monetary or fiscal policies in the countries where we do business;

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•The impact of fluctuations in transportation and shipment costs, fuel costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;
•Interest rate fluctuations;
•Changes in foreign currency exchange rates that may impact our purchasing power, pricing, and margin realization within international jurisdictions;
•The loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof;
•Competitive promotional activity or spending by competitors, or price reductions by competitors;
•The introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands, including via private label manufacturers;
•Changes in consumer spending preferences, shopping trends, and demand for our products, particularly in light of economic stress;
•Our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties;
•Our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings;
•The seasonal nature of sales of certain of our products;
•The impact weather conditions may have on the sales of certain of our products;
•The effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals;
•The cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health, and consumer protection regulations);
•Our ability to use social media platforms as effective marketing tools and to manage negative commentary regarding us, and the impact of rules governing the use of e-commerce and social media;
•Public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties;
•The impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business;
•The impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations;
•Changes in accounting policies applicable to our business;
•Our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise);
•Our ability to utilize net operating loss carry-forwards to offset tax liabilities;

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•Our ability to separate the Company’s HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business;
•Our ability to create a pure play consumer products company composed of our GPC and H&G businesses and to realize the expected benefits of such creation, and within the anticipated time period, or at all;
•Our ability to successfully implement and realize the benefits of acquisitions or dispositions and the impact of any such transactions on our financial performance;
•Our ability to achieve our goals and aspirations related to the reduction of greenhouse gas emissions or otherwise meet the expectations of our stakeholders with respect to ESG matters;
•The impact of actions taken by significant shareholders; and
•The unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles.
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this Proxy Statement is accurate only as of the end of the period covered by this Proxy Statement, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

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SPECTRUM BRANDS HOLDINGS, INC.
3001 DEMING WAY
P.O. BOX 6292
MIDDLETON, WI 53562-0992

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76476-P35766

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPECTRUM BRANDS HOLDINGS, INC.

The Board of Directors recommends you vote "FOR" the proposals.

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Sherianne James	☐	☐	☐
1b. Leslie L. Campbell	☐	☐	☐
1c. Joan Chow	☐	☐	☐
1d. Hugh R. Rovit	☐	☐	☐
1e. Gautam Patel	☐	☐	☐
1f. David M. Maura	☐	☐	☐
1g. Terry L. Polistina	☐	☐	☐

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on August 5, 2025.

The Proxy Statement and Annual Report for this meeting are available at: www.spectrumbrands.com

V76477-P35766

SPECTRUM BRANDS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 5, 2025 9:30 AM CENTRAL TIME
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints David M. Maura, Jeremy W. Smeltser, and Ehsan Zargar, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the "Company") to be held at the Middleton, WI office of the Company, 3001 Deming Way, Middleton, WI 53562 on August 5, 2025, beginning at 9:30 a.m. Central Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.